Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1, dated as of April 27, 2018 (this “Amendment”), to the Credit Agreement is by and among The J. M. Smucker Company, an Ohio corporation (the “U.S. Borrower”), Smucker Foods of Canada Corp., a federally incorporated Canadian corporation (together with the U.S. Borrower, the “Borrowers”), Bank of America, N.A., as the Administrative Agent (in such capacity, the “Administrative Agent”) and as a Lender, and the other Lenders party hereto.

RECITALS

A. The Borrowers, the Administrative Agent and the Lenders entered into that certain Revolving Credit Agreement, dated as of September 1, 2017 (as amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which, among other things, the Lenders committed to make certain Loans to the Borrowers (as each of the foregoing terms is defined in the Credit Agreement).

B. Pursuant to Section 13.13 of the Credit Agreement, the Borrowers, the Administrative Agent and each of the Lenders party hereto (which Lenders party hereto constitute the Required Lenders) have agreed to amend certain provisions of the Credit Agreement upon the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and other provisions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement.

Section 2. Amendments to the Credit Agreement. In accordance with Section 13.13 of the Credit Agreement, as of the Amendment No. 1 Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken and moved text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined and moved text) as set forth in the pages of the Credit Agreement attached hereto as Exhibit A (as the Credit Agreement is so amended and after giving effect to this Amendment, the “Amended Credit Agreement”).

Section 3. Binding Effect. This Amendment shall become effective and legally binding upon the occurrence of the Amendment No. 1 Effective Date and shall bind the parties to the Credit Agreement, the Amended Credit Agreement and each other Loan Document and each such party’s successors and assigns, including any Person to whom any Lender assigns any of its interests, rights and obligations under the Amended Credit Agreement.

Section 4. Representations and Warranties. Each Loan Party hereby represents and warrants for the benefit of the Lenders and the Administrative Agent that: (a) each Loan Party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and has the corporate and other organizational authority to enter into this Amendment and to perform all of its obligations hereunder; (b) this Amendment has been duly authorized, executed, and delivered by such Loan Party and constitutes valid and binding obligations of such Loan Party enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and (c) this Amendment does not, nor does the performance or observance by any Loan Party of any of the matters herein provided for, (i) contravene or constitute a default under any provision of law, except to the extent such contravention or default would not reasonably be expected to have a Material Adverse Effect, (ii) contravene any judgment, injunction, order or decree binding upon any Loan Party, except to the extent such contravention would not reasonably be expected to have a Material Adverse Effect, (iii) contravene any provision of the organizational documents (e.g., charter, certificate or articles of incorporation, bylaws, certificate or articles of association, operating agreement, partnership agreement, or other similar organizational documents) of any Loan Party or (iv) contravene or constitute a default under any indenture or other agreement for Material Indebtedness of any Loan Party, except in each case of this clause (iv) to the extent such contravention or default would not reasonably be expected to have a Material Adverse Effect

Section 5. Conditions to Effectiveness of Amendment. This Amendment shall become effective upon satisfaction (or waiver in accordance with Section 13.13 of the Credit Agreement) of each of the following conditions precedent (the date of satisfaction of all of the following conditions precedent, the “Amendment No. 1 Effective Date”):

(a) the Administrative Agent shall have received counterpart signature pages of this Amendment duly executed by each of the following: (i) the Borrowers, (ii) Lenders constituting the Required Lenders and (iii) the Administrative Agent.

(b) the U.S. Borrower shall have paid all expenses (including, without limitation, all fees and expenses of counsel) of the Administrative Agent and Bank of America, N.A., in each case incurred in connection with this Amendment that are required to be repaid pursuant to the terms of the Credit Agreement for which an invoice has been submitted to the U.S. Borrower;

(c) each of the representations and warranties set forth herein and in the Amended Credit Agreement shall be true and correct in all material respects as of the date hereof, except to the extent the same expressly relate to an earlier date, in which case the same shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects;

(d) no Default or Event of Default shall have occurred and be continuing or would occur as a result of the execution and delivery hereof by the Borrowers;

(e) the Administrative Agent shall have received a copy of the certificate of an appropriate officer of the Borrowers, certifying to the administrative agent under the Bridge Facility on behalf of the Borrowers that each of the conditions set forth in clauses (c) and (d) above have been satisfied as of the date hereof;

(f) the Administrative Agent shall have received copies of each Borrower’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or individual holding a comparable position);

(g) the Administrative Agent shall have received copies of resolutions (or equivalent authorizations) of each Borrower’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, together with specimen signatures of the persons authorized to execute such documents on each

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Borrower’s behalf, all certified in each instance by its Secretary or Assistant Secretary or other appropriate officer;

(h) the Administrative Agent shall have received copies of the certificates of good standing (or equivalent instrument) for each Borrower (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of state (or equivalent) of the jurisdiction of its incorporation or organization; and

(i) the Administrative Agent shall have received a certificate of a representative of the Borrowers, certifying that this Amendment constitutes a “Qualifying Revolver Amendment” (as defined in the Bridge Commitment Letter) under the Bridge Commitment Letter.

Section 6. Effect of this Amendment; Reaffirmation.

(a) Except as expressly set forth herein (including, for the avoidance of doubt, as expressly set forth in the Amended Credit Agreement attached hereto as Exhibit A), this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, any Borrower or any other party under the Credit Agreement or any other Loan Document and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b) Nothing herein shall be deemed to entitle any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

Section 7. Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be as effective as delivery of an original executed counterpart to this Amendment.

(b) Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

(c) Entire Agreement. This Amendment, together with the Amended Credit Agreement and the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

(d) References. This Amendment is hereby deemed to be a Loan Document for all purposes. As of the Amendment No. 1 Effective Date, (i) any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the Amendment No. 1 Effective Date shall be deemed to be a reference to the Amended Credit Agreement and include this Amendment unless the context shall otherwise require, (ii) any reference to the Credit

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Agreement set forth in the Credit Agreement, the Amended Credit Agreement or any other Loan Document shall be deemed to be a reference to the Amended Credit Agreement as further amended, modified, restated, supplemented or extended from time to time and (iii) each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall be deemed to be a reference to the Amended Credit Agreement.

(e) Governing Law; Waiver of Jury Trial. THE GOVERNING LAW PROVISIONS SET FORTH IN SECTION 13.18 OF THE AMENDED CREDIT AGREEMENT AND THE SUBMISSION TO JURISDICTION AND WAIVER OF JURY TRIAL PROVISIONS SET FORTH IN SECTION 13.24 OF THE AMENDED CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

THE J. M. SMUCKER COMPANY

By	/s/ Sonal P. Robinson
Name:	Sonal P. Robinson
Title:	Vice President and Treasurer

SMUCKER FOODS OF CANADA CORP.

By	/s/ Sonal P. Robinson
Name:	Sonal P. Robinson
Title:	Vice President and Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 1]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Angela Larkin
Name:	Angela Larkin
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ J. Casey Cosgrove
Name:	J. Casey Cosgrove
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 1]

Bank of Montreal, as a Lender

By:	/s/ Joan Murphy
Name:	Joan Murphy
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1]

JPMORGAN CHASE BANK, N.A. as a Lender

By:	/s/ Eric Bergeson
Name:	Eric Bergeson
Title:	Authorized Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1]

PNC Bank, National Association, as a Lender

By:	/s/ Joseph G. Moran
Name:	Joseph G. Moran
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1]

Fifth Third Bank, as a Lender

By:	/s/ Michael L. Laurie
Name:	Michael L. Laurie
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1]

Wells Fargo Bank, N.A., as a Lender

By:	/s/ James Travagline
Name:	James Travagline
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1]

CoBank, ACB, as a Lender

By:	/s/ Patrick Sauer
Name:	Patrick Sauer
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ William F Sweeney
Name:	William F Sweeney
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1]

U.S. Bank National Association, as a Lender

By:	/s/ Ken Gorski
Name:	Ken Gorski
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1]

BANK OF CHINA, NEW YORK BRANCH, as a Lender

By:	/s/ Raymond Qiao
Name:	RAYMOND QIAO
Title:	EXECUTIVE VICE PRESIDENT

[SIGNATURE PAGE TO AMENDMENT NO. 1]

AGFIRST FARM CREDIT BANK, as a Lender

By:	/s/ Neda K. Beal
Name:	Neda K. Beal
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1]

EXHIBIT A

[Attached]

REVOLVING CREDIT AGREEMENT

DATED AS OF SEPTEMBER 1, 2017

AMONG

THE J. M. SMUCKER COMPANY,

AS U.S. BORROWER,

SMUCKER FOODS OF CANADA CORP.,

AS CANADIAN BORROWER,

BANK OF AMERICA, N.A.,

AS ADMINISTRATIVE AGENT

AND

THE LENDERS FROM TIME TO TIME PARTIES HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

JPMORGAN CHASE BANK, N.A., BMO CAPITAL MARKETS AND

PNC BANK, NATIONAL ASSOCIATION,

AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

BANK OF MONTREAL, JPMORGAN CHASE BANK, N.A., AND

PNC BANK, NATIONAL ASSOCIATION,

AS SYNDICATION AGENTS

AND

FIFTH THIRD BANK AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS DOCUMENTATION AGENTS

TABLE OF CONTENTS

SECTION	HEADING	PAGE

SECTION 1.	The Credit Facilities.	1
Section 1.1.	Revolving Credit Commitments	1
Section 1.2.	Increase in Revolving Credit Commitments	2
Section 1.3.	Letters of Credit	3
Section 1.4.	Applicable Interest Rates	9
Section 1.5.	Minimum Borrowing Amounts; Maximum LIBOR Loans	12
Section 1.6.	Manner of Borrowing Loans and Designating Applicable Interest Rates	13
Section 1.7.	Swing Loans	16
Section 1.8.	Maturity of Loans	18
Section 1.9.	Prepayments	20
Section 1.10.	Default Rate	22
Section 1.11.	Evidence of Indebtedness	23
Section 1.12.	Funding Indemnity	~~23~~24
Section 1.13.	Commitment Terminations	24
Section 1.14.	Substitution of Lenders	25
Section 1.15.	Defaulting Lenders	~~25~~26

SECTION 2.	Fees.	27
Section 2.1.	Fees	27

SECTION 3.	PLACE AND APPLICATION OF PAYMENTS.	28
Section 3.1.	Place and Application of Payments	28

SECTION 4.	GUARANTY.	30

SECTION 5.	DEFINITIONS; INTERPRETATION.	30
Section 5.1.	Definitions	30
Section 5.2.	Interpretation	53
Section 5.3.	Change in Accounting Principles	~~50~~53
Section 5.4.	Letter of Credit Amounts	~~51~~54

SECTION 6.	REPRESENTATIONS AND WARRANTIES.	~~51~~54
Section 6.1.	Organization and Qualification	~~52~~54
Section 6.2.	[Reserved]	~~52~~54
Section 6.3.	Authority and Validity of Obligations	~~52~~54
Section 6.4.	Use of Proceeds; Margin Stock	~~52~~55
Section 6.5.	Financial Reports	~~52~~55
Section 6.6.	No Material Adverse Change	~~53~~55
Section 6.7.	Full Disclosure	~~53~~56
Section 6.8.	[Reserved]	~~53~~56
Section 6.9.	Governmental Authority and Licensing	~~53~~56
Section 6.10.	Good Title	~~53~~56

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Section 6.11.	Litigation and Other Controversies	~~54~~56
Section 6.12.	Taxes	~~54~~57
Section 6.13.	Approvals	~~54~~57
Section 6.14.	Investment Company	~~54~~57
Section 6.15.	[Reserved]	~~54~~57
Section 6.16.	Compliance with Laws	~~54~~57
Section 6.17.	OFAC	~~54~~57
Section 6.18.	FCPA; USA Patriot Act	~~55~~57

SECTION 7.	Conditions Precedent.	~~55~~58
Section 7.1.	All Credit Events	~~55~~58
Section 7.2.	Conditions to Effectiveness	~~56~~60

SECTION 8.	Covenants.	~~57~~62
Section 8.1.	Maintenance of Business	~~57~~62
Section 8.2.	Maintenance of Properties	~~58~~62
Section 8.3.	Taxes and Assessments	~~58~~63
Section 8.4.	Insurance	~~58~~63
Section 8.5.	Financial Reports	~~58~~63
Section 8.6.	Inspection	~~61~~65
Section 8.7.	Debt	~~62~~65
Section 8.8.	Liens	~~62~~67
Section 8.9.	[Reserved]	~~63~~68
Section 8.10.	Mergers, Consolidations and Sales	~~63~~68
Section 8.11.	[Reserved]	~~64~~69
Section 8.12.	[Reserved]	~~64~~69
Section 8.13.	Compliance with Laws	~~64~~69
Section 8.14.	Compliance with Sanctions and the FCPA	~~65~~69
Section 8.15.	[Reserved]	~~65~~70
Section 8.16.	[Reserved]	~~65~~70
Section 8.17.	[Reserved]	~~65~~70
Section 8.18.	Use of Proceeds	~~65~~70
Section 8.19.	[Reserved]	~~66~~70
Section 8.20.	Financial Covenants	~~66~~70

SECTION 9.	Events of Default and Remedies.	~~66~~71
Section 9.1.	Events of Default	~~66~~71
Section 9.2.	Non-Bankruptcy Defaults	~~68~~73
Section 9.3.	Bankruptcy Defaults	~~68~~73
Section 9.4.	Collateral for Undrawn Letters of Credit	~~69~~74

SECTION 10.	Change in Circumstances.	~~70~~75
Section 10.1.	Change of Law	~~70~~75
Section 10.2.	Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR or CAD CDOR Rate	~~70~~75

Section 10.3.	Proposed LIBOR Amendment	76
Section ~~10.3~~10.4.	Increased Cost and Reduced Return	~~71~~77
Section ~~10.4~~10.5.	Lending Offices	~~73~~79
Section ~~10.5~~10.6.	Discretion of Lender as to Manner of Funding	~~73~~79

SECTION 11.	The Administrative Agent.	~~73~~80
Section 11.1.	Appointment and Authorization of Administrative Agent	~~73~~80
Section 11.2.	Administrative Agent and its Affiliates	~~74~~80
Section 11.3.	Action by Administrative Agent	~~74~~80
Section 11.4.	Consultation with Experts	~~74~~81
Section 11.5.	Liability of Administrative Agent; Credit Decision	~~75~~81
Section 11.6.	Indemnity	~~75~~82
Section 11.7.	Resignation of Administrative Agent and Successor Administrative Agent	~~76~~82
Section 11.8.	L/C Issuer and Swing Line Lender	~~77~~83
Section 11.9.	Designation of Additional Agents	~~77~~83
Section 11.10.	~~[Reserved]~~ERISA Lender Representation	~~78~~84
Section 11.11.	Administrative Agent May File Proofs of Claim	~~78~~86

SECTION 12.	The Guarantee.	~~78~~87
Section 12.1.	The Guarantee	~~78~~87
Section 12.2.	Guarantee Unconditional	~~79~~87
Section 12.3.	Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances	~~80~~88
Section 12.4.	Subrogation	~~80~~88
Section 12.5.	Waivers	~~80~~89
Section 12.6.	Limit on Recovery	~~81~~89
Section 12.7.	Stay of Acceleration	~~81~~89
Section 12.8.	Benefit to Guarantor	~~81~~89
Section 12.9.	No Liability of Canadian Borrower for U.S. Borrower Obligations	~~81~~89

SECTION 13.	Miscellaneous.	~~81~~89
Section 13.1.	Taxes	~~81~~89
Section 13.2.	No Waiver, Cumulative Remedies	~~86~~95
Section 13.3.	Non-Business Days	~~87~~95
Section 13.4.	[Reserved]	~~87~~95
Section 13.5.	Survival of Representations	~~87~~96
Section 13.6.	Survival of Indemnities	~~87~~96
Section 13.7.	Sharing of Set-Off	~~88~~96
Section 13.8.	Notices	~~88~~96
Section 13.9.	Counterparts	~~90~~98
Section 13.10.	Successors and Assigns	~~90~~99
Section 13.11.	Participants	~~90~~99
Section 13.12.	Assignments	~~91~~100

Section 13.13.	Amendments	~~94~~103
Section 13.14.	Headings	~~95~~103
Section 13.15.	Costs and Expenses; Indemnification	~~95~~103
Section 13.16.	Set-off	~~97~~105
Section 13.17.	Entire Agreement	~~97~~105
Section 13.18.	Governing Law	~~97~~105
Section 13.19.	Severability of Provisions	~~97~~106
Section 13.20.	Excess Interest	~~97~~106
Section 13.21.	Construction	~~99~~107
Section 13.22.	Lender’s and L/C Issuer’s Obligations Several	~~99~~107
Section 13.23.	Currency	~~99~~107
Section 13.24.	Submission to Jurisdiction; Waiver of Jury Trial	~~99~~108
Section 13.25.	USA Patriot Act; Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada)	~~100~~108
Section 13.26.	Confidentiality	~~101~~109
Section 13.27.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~102~~110
Section 13.28.	No Fiduciary Duty	~~102~~110

EXHIBIT A	—	Form of Notice of Payment Request
EXHIBIT B	—	Form of Notice of Borrowing
EXHIBIT C	—	Form of Notice of Continuation/Conversion
EXHIBIT D-1	—	Form of Revolving Note
EXHIBIT D-2	—	Form of Swing Note
EXHIBIT E	—	Form of Compliance Certificate
EXHIBIT F	—	Form of Letter of Credit Report
EXHIBIT G	—	Form of Assignment and Acceptance
EXHIBIT H	—	Form of Commitment Amount Increase Request
EXHIBIT I-1 – I-4	—	Forms of U.S. Tax Compliance Certificates
SCHEDULE 1	—	Commitments
SCHEDULE 8.7	—	Existing Indebtedness and Guaranties

REVOLVING CREDIT AGREEMENT

This Revolving Credit Agreement is entered into as of September 1, 2017, by and among The J. M. Smucker Company, an Ohio corporation (together with any successor thereto in accordance with Section 8.10 hereof, the “U.S. Borrower”), Smucker Foods of Canada Corp., a federally incorporated Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, each a “Borrower” and together, the “Borrowers”), Bank of America, N.A. (“Bank of America”), as Administrative Agent and the several financial institutions from time to time party to this Agreement, as Lenders. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.

PRELIMINARY STATEMENT

The Borrowers have requested that the Lenders make available to them the Revolving Credit Commitments and Revolving Loans, and the Lenders have indicated their willingness to provide the Revolving Credit Commitments and Revolving Loans, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. THE CREDIT FACILITIES.

Section 1.1. Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively for all the Lenders the “Revolving Loans”) in U.S. Dollars and Euros to the U.S. Borrower and in Canadian Dollars to the Canadian Borrower from time to time on a revolving basis in an aggregate outstanding Original Dollar Amount up to the amount of such Lender’s Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date; provided, that immediately after giving effect to such Borrowing, (i) the sum of the aggregate Original Dollar Amount of Revolving Loans, the aggregate Original Dollar Amount of Swing Loans, and the aggregate Original Dollar Amount of all L/C Obligations outstanding does not exceed the Revolving Credit Commitments in effect at such time, and (ii) the sum of the aggregate Original Dollar Amount of Revolving Loans of each Lender, the aggregate Original Dollar Amount of all interests in Swing Loans of each Lender and the aggregate Original Dollar Amount of all interests in L/C Obligations of each Lender does not exceed such Lender’s Revolving Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Revolver Percentages. As provided in Section 1.6(a) hereof, the U.S. Borrower may elect that each Borrowing of Revolving Loans be either U.S. Base Rate Loans or LIBOR Loans and the Canadian Borrower shall borrow Revolving Loans that are CAD CDOR Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.

Section 1.2. Increase in Revolving Credit Commitments. Any Borrower may, on any Business Day prior to the Revolving Credit Termination Date, (i) request one or more term loans as a separate tranche under this Agreement (each an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) and/or (ii) increase the aggregate amount of the Revolving Credit Commitments by delivering a Commitment Amount Increase Request substantially in the form attached hereto as Exhibit H or in such other form reasonably acceptable to the Administrative Agent prior to the desired effective date of such increase (the “Commitment Amount Increase”; together with any Incremental Term Loans, each an “Incremental Loan Facility”) identifying one or more additional Lenders (or additional Revolving Credit Commitments for existing Lender(s)) and the amount of its Revolving Credit Commitment (or additional amount of its Revolving Credit Commitment(s)); provided, however, that (a) any increase of the aggregate amount of the Revolving Credit Commitments to an amount (or incurrence of Incremental Term Loans the aggregate principal amount of which, when taken together with the outstanding Revolving Credit Commitments, would be) in excess of $2,625,000,000 will require the approval of the Required Lenders, (b) any increase of the aggregate amount of the Revolving Credit Commitments (or incurrence of Incremental Term Loans) shall be in an amount not less than $25,000,000, (c) no Event of Default shall have occurred and be continuing at the time of the request or on the effective date of the Incremental Loan Facility, and (d) all representations and warranties contained in Section 6 hereof shall be true and correct in all material respects at the effective date of such Incremental Loan Facility (except to the extent the same expressly relate to an earlier date, provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects). The effective date of the Incremental Loan Facility shall be designated by the Borrowers in consultation with the Administrative Agent. Upon the effectiveness thereof, the new Lender(s) (or, if applicable, existing Lender(s)) shall advance Revolving Loans in an amount sufficient such that after giving effect to its advance each Lender shall have outstanding its Revolver Percentage of Revolving Loans. The U.S. Borrower agrees to pay any reasonable expenses of the Administrative Agent relating to any Incremental Loan Facility. The Borrowers may request one or more persons reasonably acceptable to the L/C Issuers, the Swing Line Lender and the Administrative Agent to provide such Commitment Amount Increase or one or more persons reasonably acceptable to the Administrative Agent to provide such Incremental Term Loans. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to increase its Revolving Credit Commitment or to participate as a Lender in an Incremental Term Loan and no Lender’s Revolving Credit Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to increase its Revolving Credit Commitment. In the case of the Incremental Term Loans, (i) such Incremental Term Loans shall be subject to the same terms and conditions as the Revolving Credit Loans (subject to clauses (ii) and (iv) below), as and to the extent applicable to a term loan facility; provided that the interest rate margins and other economic terms, amortization schedule, prepayment terms, and currency applicable to any Incremental Term Loan shall be determined by the Borrowers and the Lenders thereunder; (ii) the maturity date for such Incremental Term Loans shall not be earlier than the Revolving Credit Termination Date; (iii) such Incremental Term Loans shall rank pari passu in right of payment with the Revolving Credit Loans; (iv) the applicable Borrower shall deliver or cause to be delivered any customary legal opinions or other documents of the applicable Borrower authorizing the Incremental Term Loans as may be reasonably requested by the Administrative Agent; and (v) each Incremental Term Loan shall be effected pursuant to one or more agreements in form and substance satisfactory to the Administrative Agent and the applicable Borrower executed and delivered by the applicable Borrower, the Administrative Agent and the applicable Lenders (which agreement or agreements may, without the consent of any other Lenders effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 1.2). For the avoidance of doubt, nothing in this Section 1.2 shall limit the Borrower’s ability otherwise to issue, incur, assume, create or have outstanding Debt to the extent otherwise permitted hereby or to amend this Agreement in the manner provided in Section 13.13, including to provide for additional incurrence of Debt hereunder on the terms described in this paragraph or on other terms.

Section 1.3. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, each Borrower may request from an L/C Issuer standby and commercial letters of credit (each a “Letter of Credit”) for its account or for the account of one or more of its Subsidiaries in U.S. Dollars or Canadian Dollars in the Original Dollar Amount of an aggregate undrawn face amount up to the L/C Sublimit; provided that after giving effect to any Credit Event with respect to any Letter of Credit, (w) the aggregate outstanding principal amount of Loans and L/C Obligations shall not exceed the Revolving Credit Commitments, (x) the aggregate outstanding principal amount of Revolving Loans, interests in Swing Loans and interests in L/C Obligations of any Lender shall not exceed the Revolving Credit Commitments of such Lender, (y) the aggregate amount of the L/C Obligations shall not exceed the L/C Sublimit and (z) the aggregate amount of the L/C Obligations with respect to Letters of Credit issued by any L/C Issuer shall not exceed such L/C Issuer’s Letter of Credit Sublimit. The Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower or its Subsidiaries and any drawings thereunder. Each Letter of Credit shall be issued by the applicable L/C Issuer, but each Lender shall be obligated to reimburse such L/C Issuer for such Lender’s Revolver Percentage of the amount of each drawing thereunder to the extent not reimbursed by the Borrowers and, accordingly, each Letter of Credit shall constitute usage on a dollar-for-dollar basis of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower requesting such Letter of Credit shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit requested by it for the account of Subsidiaries inures to the benefit of such Borrower, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.

(b) Applications for Letters of Credit; Issuing Letters of Credit. At any time before the Revolving Credit Termination Date, the applicable L/C Issuer shall, at the request of either Borrower, issue one or more Letters of Credit (i) in U.S. Dollars for the account of the U.S. Borrower and its Subsidiaries or in Canadian Dollars for the account of the Canadian Borrower and its Subsidiaries; (ii) in a form satisfactory to such L/C Issuer; (iii) with expiration dates of no later than the earlier of (A) 12 months from the date of issuance or from the date of any renewal (or which are cancelable not later than 12 months from the date of issuance or from the date of any renewal) and (B) five (5) Business Days prior to the Revolving Credit Termination Date, unless the applicable Borrower has arranged for the Letter of Credit to be cash collateralized before such fifth Business Day prior to the Revolving Credit Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by such Borrower and, if such Letter of Credit is for the account of one of its Subsidiaries, such Subsidiary for the relevant Letter of Credit in the form then customarily prescribed by the applicable L/C Issuer for the Letter of Credit requested (each an “Application”). Promptly after receipt of any Application, the applicable L/C Issuer will confirm with the Administrative Agent in writing that the Administrative Agent has received a copy of such Application from the applicable Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless one or more applicable conditions contained in Section 7.1 shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s customary procedures. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the U.S. Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. Notwithstanding anything contained in any Application to the contrary: (i) the relevant Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.1 hereof, (ii) except as otherwise provided in Section 1.9 or Section 1.15 hereof, unless an Event of Default exists, the applicable L/C Issuer will not call for the funding by any Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if such L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the obligation of the U.S. Borrower to reimburse such L/C Issuer for the amount of such drawing (which amount, in the case of a Letter of Credit denominated in Canadian Dollars shall be converted to and based on the U.S. Dollar Equivalent amount thereof) shall bear interest (which the relevant Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the U.S. Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) plus the Applicable Margin for U.S. Base Rate Loans, subject to Section 1.10 hereof. If an L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless such L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, and unless the Administrative Agent or the Required Lenders instruct such L/C Issuer otherwise, the applicable L/C Issuer will give notice of non-renewal before the time necessary to prevent such automatic extension if: (i) the expiration date of such Letter of Credit if so extended would be after the Revolving Credit Termination Date, (ii) the Revolving Credit Commitments have been terminated before such required notice date, or (iii) an Event of Default exists as of such required notice date and either the Administrative Agent or the Required Lenders (with notice to the Administrative Agent) have given such L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. Each L/C Issuer agrees to issue amendments to its Letters of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower that requested such Letter of Credit subject to the conditions of Section 7.1 hereof and the other terms of this Section 1.3. Notwithstanding anything contained herein to the contrary, no L/C Issuer shall be under an obligation to issue, extend or amend any Letter of Credit if (A) a default of any Lender’s obligations to fund under Section 1.3(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into arrangements with the Borrowers or such Lender satisfactory to such L/C Issuer to eliminate such L/C Issuer’s risk with respect to such Lender (B) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any law applicable to such L/C Issuer shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular; (C) the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally; (D) except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit; or (E) except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or Canadian Dollars.

(c) The Reimbursement Obligations. Subject to Section 1.3(b) hereof, the obligation of a Borrower to reimburse an L/C Issuer for all drawings under a Letter of Credit originally requested by such Borrower (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 3:00 p.m. (New York City time) on the date when each drawing is to be paid if the applicable Borrower has been informed of such drawing by the applicable L/C Issuer on or before 12:00 Noon (New York City time) on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower that originally requested such Letter of Credit after 12:00 Noon (New York City time) on the date when such drawing is to be paid, by no later than 3:00 p.m. (New York City time) on the following Business Day, in immediately available funds at the Administrative Agent’s principal office in Charlotte, North Carolina, or such other office as the Administrative Agent may designate in writing to the applicable Borrower (who shall thereafter cause to be distributed to such L/C Issuer such amount(s) in like funds); provided that such Borrower may, subject to the conditions to borrowing set forth in Section 7.1 hereof, request in accordance with Section 1.6 hereof (but without regard to the minimum borrowing amounts and increments in Section 1.5 hereof) that such reimbursement be financed with a Borrowing that is comprised of Base Rate Loans in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing. In the case of a Letter of Credit denominated in Canadian Dollars, the relevant Borrower shall reimburse the applicable L/C Issuer in Canadian Dollars, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in U.S. Dollars, or (B) in the absence of any such requirement for reimbursement in U.S. Dollars, the relevant Borrower shall have notified such L/C Issuer promptly following receipt of the notice of drawing that such Borrower will reimburse such L/C Issuer in U.S. Dollars. In the case of any such reimbursement in U.S. Dollars of a drawing under a Letter of Credit denominated in Canadian Dollars, such L/C Issuer shall notify the relevant Borrower of the U.S. Dollar Equivalent of the amount of the drawing promptly following the determination thereof. In the event that (A) a drawing denominated in Canadian Dollars is to be reimbursed in U.S. Dollars pursuant to the foregoing sentence and (B) the U.S. Dollar amount paid by the relevant Borrower, whether on or after the date of drawing, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in Canadian Dollars equal to the drawing, such Borrower agrees, as a separate and independent obligation, to indemnify such L/C Issuer for the loss resulting from its inability on that date to purchase Canadian Dollars in the full amount of the drawing. If a Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.3(e) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.3(e) below.

(d) Obligations Absolute. Each Borrower’s obligation to reimburse its L/C Obligations as provided in subsection (c) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 1.3, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, or the L/C Issuers shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable L/C Issuer; provided that the foregoing shall not be construed to excuse an L/C Issuer from liability to the relevant Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by any Borrower that are caused such the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an L/C Issuer (as finally determined by a court of competent jurisdiction), the applicable L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(e) The Participating Interests. Each Lender (other than the Lender acting as an L/C Issuer in issuing the relevant Letter of Credit) (a “Participating Lender”), by its acceptance hereof, severally agrees to purchase from each L/C Issuer, and each L/C Issuer hereby agrees to sell to each such Participating Lender, an undivided percentage participating interest (a “Participating Interest”), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, such L/C Issuer. Upon any failure by a Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 1.3(c) above, or if an L/C Issuer is required at any time to return to a Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A (Notice of Payment Request) hereto from such L/C Issuer (with a copy to the Administrative Agent) or from the Administrative Agent on behalf of such L/C Issuer to such effect, if such certificate is received before 3:00 p.m. (New York City time), or not later than 3:00 p.m. (New York City time) the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of such L/C Issuer an amount in U.S. Dollars equal to (or, in the case of Letters of Credit denominated in Canadian Dollars, an amount equal to the U.S. Dollar Equivalent of) such Participating Lender’s Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by such L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by such L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day, and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the U.S. Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with such L/C Issuer retaining its Revolver Percentage thereof as a Lender hereunder. The several obligations of the Participating Lenders to each L/C Issuer under this Section 1.3(e) shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against any Borrower, any L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Revolving Credit Commitment of any Lender, and each payment by a Participating Lender under this Section 1.3 shall be made without any offset, abatement, withholding or reduction whatsoever. Until each Lender funds its Loan or funded risk participation to reimburse the applicable L/C Issuer for any amount drawn under the applicable Letter of Credit, interest in respect of such Lender’s Revolver Percentage of such amount shall be solely for the account of such L/C Issuer. If any Lender fails to make available to the Administrative Agent for the account of such L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 1.3(e) by the time specified, then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan or funded risk participation, as the case may be. A certificate of such L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (e) shall be conclusive absent manifest error.

(f) Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuers (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the applicable L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment) that an L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 1.3(f) and all other parts of this Section 1.3 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

(g) Manner of Requesting a Letter of Credit. A Borrower shall provide at least three (3) Business Days’ advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit for its account, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by such Borrower and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form reasonably acceptable to the Administrative Agent and the applicable L/C Issuer in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the applicable L/C Issuer of the Administrative Agent’s receipt of each such notice (and such L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders) and such L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.

(h) Removal or Replacement of an L/C Issuer. An L/C Issuer may be removed as an L/C Issuer or replaced at any time by written agreement among the Borrowers, such L/C Issuer, the Administrative Agent and (if applicable) any successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such removal or replacement of an L/C Issuer. At the time any such removal or replacement shall become effective, the Borrower that requested a Letter of Credit shall pay all unpaid fees accrued for the account of the applicable L/C Issuer with respect to such Letter of Credit. From and after the effective date of any such replacement, (i) each successor L/C Issuer shall have all the rights and obligations of its predecessor L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the removal or replacement of an L/C Issuer hereunder, the removed or replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this

Agreement with respect to Letters of Credit issued by it prior to such removal or replacement, but shall not be required to issue additional Letters of Credit.

(i) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by an L/C Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the International Standby Practices (1998) (the “ISP”) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (the “UCP”) shall apply to each commercial Letter of Credit.

(j) L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 1.3, provide the Administrative Agent a Letter of Credit Report, as follows: (i) reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the Letters of Credit issued by such L/C Issuer after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed); (ii) on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment; (iii) on any Business Day on which the applicable Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment; (iv) on any Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and (v) for so long as any Letter of Credit issued by such L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) a Letter of Credit is issued, or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

Section 1.4. Applicable Interest Rates. (a) U.S. Base Rate Loans. Each U.S. Base Rate Loan made or maintained by a Lender shall be denominated in U.S. Dollars and shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or created by conversion from a LIBOR Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the U.S. Base Rate from time to time in effect, payable by the relevant Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise), provided that interest shall not accrue on any Loan (or portion thereof) for the day such Loan (or portion thereof) is paid as provided in Section 3.1.

“U.S. Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest publicly announced by the Administrative Agent from time to time as its “prime rate”, or its equivalent, for U.S. Dollar loans to borrowers located in the United States as in effect on such day, with any change in the U.S. Base Rate resulting from a change in said prime rate to be effective as of opening of business on the date specified in the public announcement of the relevant change in said prime rate (it being acknowledged and agreed that such rate may not be the Administrative Agent’s best or lowest rate, and the “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate), (b) the sum of (i) the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day (the “Federal Funds Rate”); provided that (A) if such day is not a Business Day, such rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (B) if no such rate is so published on such next succeeding Business Day, such rate for such day shall be the average rate (rounded upward, if necessary, to the nearest 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent, acting reasonably, plus (ii) 1/2 of 1%, and (c) the LIBOR Quoted Rate for such day plus 1.00%; provided that if the U.S. Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (x) the LIBOR Index Rate for a one-month Interest Period on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (y) one (1) minus the Eurocurrency Reserve Percentage.

(b) LIBOR Loans. Each LIBOR Loan made or maintained by a Lender may be denominated in U.S. Dollars or in Euros and shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or, in the case of a U.S. Dollar-denominated LIBOR Loan, created by conversion from a U.S. Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable by the relevant Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise), provided that interest shall not accrue on any Loan (or portion thereof) for the day such Loan (or portion) is paid as provided in Section 3.1.

“Adjusted LIBOR” means, for any Borrowing of ~~Eurodollar~~LIBOR Loans, a rate per annum determined in accordance with the following formula:

Adjusted LIBOR =	LIBOR
1 - Eurocurrency Reserve Percentage

“Eurocurrency Reserve Percentage” means the maximum reserve percentage, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s

Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the relevant Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Eurocurrency Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage. As of the Closing Date, the Eurocurrency Reserve Percentage is zero.

“LIBOR” means, for an Interest Period for a Borrowing of LIBOR Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars or Euros, as applicable, in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Administrative Agent, acting reasonably, for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the LIBOR Loan scheduled to be made as part of such Borrowing; provided that if the LIBOR shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“LIBOR Index Rate” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the ~~London Interbank Offered Rate or a comparable or successor rate which rate is approved by the Administrative Agent, acting reasonably, as published on the applicable Bloomberg screen page (or such other page as may replace that page on that service or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion)~~ LIBOR Screen Rate for deposits in U.S. Dollars or Euros, as applicable, for a period equal to such Interest Period as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period~~; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be chosen and applied in a manner consistent with market practice.~~

“LIBOR Screen Rate” means the London Interbank Offered Rate (“LIBO Rate”) quote on the applicable screen page the Administrative Agent designates to determine the LIBO Rate (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time in its reasonable discretion).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of U.S. Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR

Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the U.S. Borrower).

(c) [Reserved]

(d) CAD CDOR Loans. Each CAD CDOR Loan made or maintained by a Lender shall be denominated in Canadian Dollars and shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365/366 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the CAD CDOR Rate applicable for such Interest Period, payable by the Canadian Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise), provided that interest shall not accrue on any Loan (or portion thereof) for the day such Loan (or portion thereof) is paid as provided in Section 3.1.

“CAD CDOR Rate” means, for any Interest Period, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent) or if such day is not a Business Day, then on the immediately preceding Business Day prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent, acting reasonably); provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and if the CAD CDOR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. No adjustment shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in this Agreement.

(e) Rate Determinations; Determinations of Original Dollar Amount. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder based on the foregoing, and its determination thereof shall be conclusive and binding except in the case of manifest error. The Spot Rate and the Original Dollar Amount of each Loan or L/C Obligation denominated in Canadian Dollars or Euros shall be determined or redetermined, as applicable, on each Revaluation Date.

(f) Interest Act (Canada). For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a three hundred sixty (360) day year or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by three hundred sixty (360) or such other period of time, respectively.

Section 1.5. Minimum Borrowing Amounts; Maximum LIBOR Loans. Each Borrowing of U.S. Base Rate Loans shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $100,000. Each Borrowing of CAD CDOR Loans shall be in an amount not less than CAD $5,000,000 or such greater amount which is an integral multiple of $1,000,000. Each Borrowing of U.S. Dollar-denominated LIBOR Loans advanced, continued or converted shall be in an amount equal to $5,000,000 or such greater amount which is an integral multiple of $1,000,000. Each Borrowing of Euro-denominated LIBOR Loans advanced, continued or converted shall be in an amount equal to €5,000,000 or such greater amount which is an integral multiple of €1,000,000. Without the Administrative Agent’s consent, there shall not be more than ten (10) Borrowings of LIBOR Loans outstanding hereunder and ten (10) Borrowings of CAD CDOR Loans.

Section 1.6. Manner of Borrowing Loans and Designating Applicable Interest Rates. (a) Notice to the Administrative Agent. Any Borrower requesting a Borrowing of Loans shall give notice to the Administrative Agent by no later than 11:00 a.m. (New York City time): (i) at least three (3) Business Days before the date on which such Borrower requests the Lenders to advance a Borrowing of LIBOR Loans denominated in U.S. Dollars (ii) on the date such Borrower requests the Lenders to advance a Borrowing of U.S. Base Rate Loans, (iii) at least three (3) Business Days before the date on which such Borrower requests the Lenders to advance a Borrowing of CAD CDOR Loans and (iv) at least four (4) Business Days before the date on which such Borrower requests the Lenders to advance a Borrowing of LIBOR Loans denominated in Euros. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the relevant Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing obtained by it hereunder or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 1.5 hereof, a portion thereof, as follows: (i) if such Borrowing is of U.S. Dollar-denominated LIBOR Loans, on the last day of the Interest Period applicable thereto, such Borrower may continue part or all of such Borrowing as U.S. Dollar-denominated LIBOR Loans or convert part or all of such Borrowing into U.S. Base Rate Loans, (ii) if such Borrowing is of U.S. Base Rate Loans, on any Business Day, such Borrower may convert all or part of such Borrowing into U.S. Dollar-denominated LIBOR Loans for an Interest Period or Interest Periods specified by such Borrower, (iii) if such Borrowing is of Euro-denominated LIBOR Loans, on the last day of the Interest Period applicable thereto, such Borrower may continue all of such Borrowing as Euro-denominated LIBOR Loans, (iv) if such Borrowing is of CAD CDOR Loans, on the last day of the Interest Period applicable thereto, such Borrower may continue part or all of such Borrowing as CAD CDOR Loans. The relevant Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone, telecopy or other telecommunication device acceptable to the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the

Administrative Agent, acting reasonably) (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, acting reasonably), appropriately completed and signed by an Authorized Representative of the relevant Borrower. Notice of the continuation of a Borrowing of LIBOR Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of U.S. Base Rate Loans into LIBOR Loans must be given by no later than 11:00 a.m. (New York City time) at least three (3) Business Days before the date of the requested continuation or conversion. Notice of the continuation of a Borrowing of CAD CDOR Loans for an additional Interest Period must be given by no later than 11:00 a.m. (New York City time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of LIBOR Loans, the Interest Period applicable thereto. Upon written notice to the Borrowers by the Administrative Agent or the Required Lenders (or, in the case of an Event of Default under Section 9.1(j) or 9.1(k) hereof with respect to any Borrower or any Principal Payment Default, without notice), no Borrowing of LIBOR Loans or CAD CDOR Loans shall be advanced or created by conversion, and no Borrowing of U.S. Dollar-denominated LIBOR Loans or CAD CDOR Loans shall be continued, if any Event of Default then exists. Each Borrower agrees that the Administrative Agent may rely on any such telephonic, telecopy, or other telecommunication notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in good faith reliance thereon.

(b) Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from a Borrower received pursuant to Section 1.6(a) above and, if such notice requests the Lenders to make LIBOR Loans, the Administrative Agent shall give notice to such Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination and, if such Borrowing is denominated in Canadian Dollars or Euros, shall give notice by such means to the Borrowers and each Lender of the Original Dollar Amount thereof.

(c) Borrower’s Failure to Notify. If the U.S. Borrower fails to give notice pursuant to Section 1.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of LIBOR Loans before the last day of its then current Interest Period within the period required by Section 1.6(a) and such Borrowing is not prepaid in accordance with Section 1.9(a), such Borrowing shall automatically (i) be converted into a Borrowing of U.S. Base Rate Loans if for a U.S. Dollar-denominated LIBOR Loan and (ii) continue as a LIBOR Loan for an Interest Period of one month if for a Euro-denominated LIBOR Loan. If the Canadian Borrower fails to give notice pursuant to Section 1.6(a) above of the continuation of any outstanding principal amount of a Borrowing of CAD CDOR Loans before the last day of its then current Interest Period within the period required by Section 1.6(a) and such Borrowing is not prepaid in accordance with Section 1.9(a), such Borrowing shall automatically continue as a CAD CDOR Loan for an Interest Period of one month. In the event a Borrower fails to give notice pursuant to Section 1.6(a) above of a Borrowing equal to the amount of a Reimbursement Obligation owed by it and has not notified the Administrative Agent by 1:00 p.m. (New York City time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, such Borrower shall be deemed to have requested (A) in the case of the U.S. Borrower, a Borrowing of U.S. Base Rate Loans under the Revolving Credit (or, at the option of the Swing Line Lender, under the Swing Line) on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due, and (B) in the case of the Canadian Borrower, a Borrowing of the U.S. Dollar Equivalent amount thereof in U.S. Base Rate Loans under the Revolving Credit (or, at the option of the Swing Line Lender, under the Swing Line) on such day in the amount of the Reimbursement Obligation then due.

(d) Disbursement of Loans. Not later than 2:00 p.m. (New York City time) on the date of any requested advance of a new Borrowing, subject to Section 7.1 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Charlotte, North Carolina (or at such other location as the Administrative Agent shall designate). The Administrative Agent shall make the proceeds of each new Borrowing available to the relevant Borrower at the Administrative Agent’s principal office in Charlotte, North Carolina (or at such other location as the Administrative Agent shall designate), by depositing or wire transferring such proceeds to the credit of such Borrower’s Designated Disbursement Account or as the relevant Borrower may otherwise designate to the Administrative Agent.

(e) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of U.S. Base Rate Loans requested on a same day basis, by 2:00 p.m. (New York City time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the relevant Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the relevant Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the relevant Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day or, in the case of a Loan denominated in Canadian Dollars or Euros, the cost to the Administrative Agent of funding the amount it advanced to fund such Lender’s Loan, as determined by the Administrative Agent, and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, (x) in the case of a Loan denominated in U.S. Dollars, the U.S. Base Rate in effect for each such day, (y) in the case of a Loan denominated in Euros, the cost to the Administrative Agent of funding the amount it advanced to fund such Lender’s Loan, or (z) in the case of a Loan denominated in Canadian Dollars, the U.S. Base Rate (to be calculated on the U.S. Dollar Equivalent amount of such Loan and paid in U.S. Dollars) in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower that received the proceeds of such Loan will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.12 hereof so that such Borrower will have no liability under such Section with respect to such payment.

(f) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 1.6, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions precedent set forth in Section 7.1 hereof are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

Section 1.7. Swing Loans. (a) Generally. Subject to the terms and conditions hereof, as part of the Revolving Credit, the U.S. Borrower may request from the Swing Line Lender loans in U.S. Dollars (each individually a “Swing Loan” and collectively the “Swing Loans”), and the Swing Line Lender shall make a Swing Loan to the U.S. Borrower under the Swing Line upon such request; provided that (x) the Swing Line Lender shall not be obligated to make a Swing Loan if (i) at such time, the conditions precedent set forth in Section 7.1 hereof have not been satisfied or waived in accordance with the terms hereof, (ii) after giving effect to any such Swing Loan, the aggregate dollar amount of all Swing Loans then outstanding exceeds the Swing Line Sublimit, (iii) after giving effect thereto, the aggregate outstanding principal amount of Loans and L/C Obligations would exceed the Revolving Credit Commitments and (iv) after giving effect thereto, the aggregate outstanding principal amount of Revolving Loans, interests in Swing Loans and interests in L/C Obligations of any Lender would exceed the Revolving Credit Commitments of such Lender and (y) the U.S. Borrower shall not use the proceeds of any Swing Loan to refinance any outstanding Swing Loans. Subject to the foregoing, Swing Loans may be availed of from time to time and borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit Termination Date. Each Swing Loan issued shall constitute a dollar-for-dollar usage by the U.S. Borrower of the aggregate Revolving Credit Commitments of all Lenders. Each Swing Loan requested by a Borrower shall be in a minimum amount of $250,000 or such greater amount which is an integral multiple of $50,000. Immediately upon the making of a Swing Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Loan in an amount equal to the product of such Lender’s Revolver

Percentage times the amount of such Swing Loan. Notwithstanding anything contained herein to the contrary, the Swing Line Lender shall not be under an obligation to make a Swing Loan if a default of any Lender’s obligations to fund under (d) or (e) below exists or any Lender is at such time a Defaulting Lender hereunder, unless the Swing Line Lender has entered into arrangements with the U.S. Borrower or such Lender satisfactory to the Swing Line Lender to eliminate the Swing Line Lender’s risk with respect to such Lender.

(b) Interest on Swing Loans. Each Swing Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the U.S. Base Rate plus the Applicable Margin for U.S. Base Rate Loans under the Revolving Credit as from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed). Interest on each Swing Loan shall be due and payable by the applicable Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).

(c) Requests for Swing Loans. The U.S. Borrower shall give the Administrative Agent prior notice by telephone, telecopy or other telecommunication device reasonably acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or in such other form reasonably acceptable to the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed (if applicable) by an Authorized Representative of a U.S. Borrower no later than 2:00 p.m. (New York City time) on the date upon which the U.S. Borrower requests that any Swing Loan be made to it, of the amount and date of such Swing Loan. Subject to the terms and conditions hereof, the proceeds of each Swing Loan extended to the U.S. Borrower shall be deposited or otherwise wire transferred to the U.S. Borrower’s Designated Disbursement Account or as the U.S. Borrower, the Administrative Agent, and the Swing Line Lender may otherwise agree. Anything contained in the foregoing to the contrary notwithstanding, the undertaking of the Swing Line Lender to make Swing Loans shall be subject to all of the terms and conditions of this Agreement (provided that the Swing Line Lender shall be entitled to assume that the conditions precedent to an advance of any Swing Loan have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders).

(d) Refunding Loans. In its sole and absolute discretion, the Swing Line Lender may at any time, on behalf of the U.S. Borrower (and the U.S. Borrower hereby irrevocably authorizes the Swing Line Lender to act on its behalf for such purpose) and with notice to the U.S. Borrower and the Administrative Agent, request each Lender to make a Revolving Loan in the form of a U.S. Base Rate Loan in an amount equal to such Lender’s Revolver Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless an Event of Default exists or the conditions set forth in Section 7.1 cannot then be satisfied, each Lender shall make the proceeds of its requested Revolving Loan available to the Administrative Agent for the account of the Swing Line Lender, in immediately available funds in U.S. Dollars, at the Administrative Agent’s office in Charlotte, North Carolina (or such other location designated by the Administrative Agent), before 1:00 p.m. (New York City time) on the Business Day following the day such notice is given. The Administrative Agent shall promptly remit the proceeds of such Borrowing to the Swing Line Lender to repay the outstanding Swing Loans.

(e) Participations. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Swing Line Lender pursuant to Section 1.7(d) above for any reason, such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Swing Line Lender, purchase from the Swing Line Lender an undivided participating interest in the outstanding Swing Loan in an amount equal to its Revolver Percentage of the aggregate principal amount of such Swing Loan that was to have been repaid with such Revolving Loan. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Revolver Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Lender funded to the Swing Line Lender its participation in such Loan. The several obligations of the Lenders under this Section 1.7(e) shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against any Borrower, any other Lender, or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Revolving Credit Commitments of any Lender, and each payment made by a Lender under this Section 1.7(e) shall be made without any offset, abatement, withholding, or reduction whatsoever. If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 1.7 by the time specified herein, the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan or funded participation in the relevant Swing Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause shall be conclusive absent manifest error.

(f) Payments Directly to Swing Line Lender. The U.S. Borrower shall make all payments of principal and interest in respect of the Swing Loans directly to the Swing Line Lender.

Section 1.8. Maturity of Loans. (a) Scheduled Payments of Revolving Loans. Each Revolving Loan, both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower that borrowed such Loan on the Revolving Credit Termination Date.

(b) Requests for Extension. (i) The U.S. Borrower may, on up to two occasions, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 60 days and not later than 30 days prior to any anniversary of the Closing Date, request that each

Lender extend such Lender’s Revolving Credit Termination Date for an additional one year from the then-current Revolving Credit Termination Date, provided that in no event shall the Revolving Credit Termination Date as so extended be a date that is more than five years after the applicable Extension Effective Date.

(ii) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not less than 20 days prior to such anniversary of the Closing Date (the “Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Revolving Credit Termination Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date)) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(iii) Notification by Administrative Agent. The Administrative Agent shall notify the U.S. Borrower of each Lender’s determination under this Section no later than the date 15 days prior to such anniversary of the Closing Date (or, if such date is not a Business Day, on the immediately preceding Business Day).

(iv) Additional Commitment Lenders. The U.S. Borrower shall have the right at any time prior to the existing Revolving Credit Termination Date applicable to a Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 1.14; provided that each of such Additional Commitment Lenders shall enter into an Assignment and Acceptance pursuant to which such Additional Commitment Lender shall undertake a Revolving Credit Commitment (and, if any such Additional Commitment Lender is already a Lender, its Revolving Credit Commitment shall be in addition to such Lender’s Revolving Credit Commitment hereunder on such date) and shall agree, with respect to such undertaken Revolving Credit Commitment, to such extension. At the existing Revolving Credit Termination Date in effect prior to such extension, (1) the commitments of Non-Extending Lenders that are not otherwise replaced with an Additional Commitment Lender will be terminated and the Loans of and other amounts due and payable to such Lenders will be repaid (it being understood that the commitments of the Non-Extending Lenders not consenting to such extension will remain in effect until the Revolving Credit Termination Date originally applicable to such Lenders), and (2) the U.S. Borrower shall make such additional prepayments as shall be necessary in order that the Loans and L/C Obligations hereunder immediately after such existing Revolving Credit Termination Date will not exceed the Revolving Credit Commitments.

(v) Minimum Extension Requirement. If the total of the Revolving Credit Commitments of the Lenders that have agreed to so extend their Revolving Credit

Termination Date (each, an “Extending Lender”) shall be more than 50% of the aggregate amount of the Revolving Credit Commitments in effect immediately prior to such anniversary of the Closing Date, and the conditions in clause (vi) below are met, then, effective as of such anniversary of the Closing Date (the “Extension Effective Date”), the Revolving Credit Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the then current Revolving Credit Termination Date (except that, if such date is not a Business Day, such Revolving Credit Termination Date as so extended shall be the immediately preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.

(vi) Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the U.S. Borrower shall deliver to the Administrative Agent a certificate dated the Extension Effective Date signed by an Authorized Representative of the U.S. Borrower certifying (i) no Default or Event of Default shall have occurred and be continuing on or as of the Extension Effective Date or would occur as a result thereof, (ii) each of the representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects as if made on and as of the Extension Effective Date (except to the extent the same expressly relate to an earlier date, in which case the same shall be true and correct as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) and (iii) the U.S. Borrower shall have paid to the Administrative Agent all fees, invoiced expenses and other amounts due and payable to the Administrative Agent pursuant to this Agreement and the other Loan Documents on or prior to Extension Effective Date.

(vii) Conflicting Provisions. This Section shall supersede any provisions in Section 13.13 or 13.7 to the contrary.

(c) Swing Loans. The U.S. Borrower shall repay each Swing Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Revolving Credit Termination Date.

Section 1.9. Prepayments. (a) Optional. Any Borrower may prepay in whole or in part (but, if in part, then: (i) if such Borrowing is of U.S. Base Rate Loans, in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $100,000, (ii) if such Borrowing is of U.S. Dollar-denominated LIBOR Loans, in an amount not less than $5,000,000 or such greater amount which is an integral multiple of $1,000,000, (iii) if such Borrowing is of Euro-denominated LIBOR Loans, in an amount not less than €5,000,000 or such greater amount which is an integral multiple of €1,000,000, (iv) [reserved], (v) if such Borrowing is of CAD CDOR Loans, in Canadian Dollars in an amount not less than CAD $5,000,000 or such greater amount which is an integral multiple of CAD $1,000,000, and (vi) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.5 and 1.7 hereof remains outstanding) any Borrowing on the last day of the Interest Period therefor and at any other time upon (A) in the case of a Borrowing of U.S. Dollar-denominated LIBOR Loans, three

(3) Business Days prior notice by such Borrower to the Administrative Agent, (B) in the case of a Borrowing of U.S. Base Rate Loans, notice delivered by such Borrower to the Administrative Agent no later than 11:00 a.m. (New York City time) on the date of prepayment, (C) in the case of any Borrowing of CAD CDOR Loans, on the last day of the Interest Period therefore and at any other time upon three (3) Business Days prior notice by such Borrower to the Administrative Agent, (D) [reserved] or (E) in the case of a Borrowing of Euro-denominated LIBOR Loans, four (4) Business Days prior notice by such Borrower to the Administrative Agent (or, in any case of clauses (A) through (E) above, notice delivered upon such shorter period of time then agreed to by the Administrative Agent), such prepayment to be made by (x) payment of the principal amount to be prepaid, (y) payment of accrued interest and fees thereon to the date fixed for prepayment and (z) in the case of any LIBOR Loans, CAD CDOR Loans or Swing Loans, payment of any amounts due the Lenders under Section 1.12 hereof. A notice of prepayment delivered by a Borrower may state that the prepayment contemplated thereby is subject to the effectiveness or funding of other credit facilities, the completion of any debt or equity offering or the completion of any other corporate transaction or event that will provide the proceeds for such repayment or otherwise result in such prepayment being required hereunder.

(b) Mandatory. (i) Each Borrower shall, on each date the Revolving Credit Commitments are terminated in whole or in part pursuant to Section 1.13 hereof, prepay its own Revolving Loans, Swing Loans, and, if necessary, prefund its own L/C Obligations by the aggregate amount, if any, necessary (after giving effect to such termination) to reduce the sum of the aggregate principal amount of Revolving Loans, Swing Loans, and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced.

(ii) If at any time (A) for any reason other than fluctuations in currency exchange rates, the sum of the aggregate Original Dollar Amount of Revolving Loans, the aggregate Original Dollar Amount of Swing Loans, and the aggregate Original Dollar Amount of all L/C Obligations then outstanding shall be in excess of the Revolving Credit Commitments then in effect, and (B) solely as a result of fluctuations in currency exchange rates, the sum of the aggregate Original Dollar Amount of Revolving Loans, the aggregate Original Dollar Amount of Swing Loans, and the aggregate Original Dollar Amount of all L/C Obligations then outstanding shall be in excess of 105% of the Revolving Credit Commitments then in effect, the U.S. Borrower shall (1) immediately without notice or demand in the circumstances described in clause (A) and (2) within 3 Business Days after notice from the Administrative Agent in the circumstances described in clause (B), prepay and/or cause the Canadian Borrower to prepay in an aggregate amount equal to such excess over the aggregate Revolving Credit Commitments to the Administrative Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations.

(iii) Prepayments under this Section 1.9(b) shall first to be applied to each prepaying Borrower’s applicable Revolving Loans and Swing Loans until paid in full, with any remaining balance to be held by the Administrative Agent in the Collateral Account as security for each Borrower’s Obligations owing with respect to such Borrower’s Letters of Credit. Unless the applicable Borrower otherwise directs, such prepayments of Loans under this Section 1.9(b) (A) in U.S. Dollars shall be applied first to Borrowings of U.S. Base Rate Loans made to such Borrower until payment in full thereof, with any remaining balance applied to LIBOR Loans made to such Borrower in the order in which each respective Interest Period expires, (B) in Euros shall be applied to LIBOR Loans made to such Borrower in the order in which their Interest Periods expire, and (C) in Canadian Dollars shall be applied to Borrowings of CAD CDOR Loans made to such Borrower in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.9(b) shall be made by the payment of (x) the principal amount to be prepaid, (y) accrued interest and fees thereon to the date fixed for prepayment and (z) in the case of any LIBOR Loans, CAD CDOR Loans or Swing Loans, any amounts due the Lenders under Section 1.12 hereof. Each prefunding of L/C Obligations shall be made in accordance with Section 9.4 hereof.

(c) Any amount of Revolving Loans and Swing Loans paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

Section 1.10. Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, each Borrower shall pay, after written notice from the Administrative Agent sent at the direction of the Required Lenders (provided no such notice or Required Lender direction to send such notice shall be required in the case of an Event of Default under Section 9.1(j) or (k) or a Principal Payment Default (as defined below)), interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans, Reimbursement Obligations and other amounts owed by such Borrower under the Loan Documents, from the date of such written notice (or, in the case of an Event of Default under Section 9.1(j) or (k) or a Principal Payment Default, the date of such Event of Default) at a rate per annum equal to (the “Default Rate”):

(a) for any U.S. Base Rate Loan or any Swing Loan bearing interest based on the U.S. Base Rate, the sum of 2.0% plus the Applicable Margin plus the U.S. Base Rate from time to time in effect;

(b) for any LIBOR Loan denominated in U.S. Dollars, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for U.S. Base Rate Loans plus the U.S. Base Rate from time to time in effect;

(c) for any LIBOR Loan denominated in Euros, (x) the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and (y) thereafter, the sum of 2.0% plus the Applicable Margin for LIBOR Loans plus Adjusted LIBOR for the applicable Interest Period;

(d) for any Reimbursement Obligation, the sum of 2.0% plus the amounts due under Section 1.3 with respect to such Reimbursement Obligation;

(e) for any Letter of Credit, the sum of 2.0% plus the letter of credit fee due under Section 2.1 with respect to such Letter of Credit;

(f) [reserved]; and

(g) for any CAD CDOR Loan, the sum of 2.0% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for U.S. Base Rate Loans plus the U.S. Base Rate (with such amount to be converted to and calculated on the U.S. Dollar Equivalent amount of such Loan and paid in U.S. Dollars) from time to time in effect.

If any principal amount of any Loan or Reimbursement Obligation is not paid when due (a “Principal Payment Default”) such principal amount shall bear interest at the rates specified in subsections (a) through (g) above until paid in full. While any Event of Default exists, interest as adjusted under this Section 1.10 shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

Section 1.11. Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made to such Borrower by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay its Obligations in accordance with their terms. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(d) Any Lender may request that its Loans to each Borrower be evidenced by a promissory note or notes of such Borrower in the forms of Exhibit D-1 (in the case of its Revolving Loans and referred to herein as a “Revolving Note”), or Exhibit D-2 (in the case of its Swing Loans and referred to herein as a “Swing Note”), as applicable (the Revolving Notes and Swing Notes being hereinafter referred to collectively as the “Notes” and individually as a “Note”). In such event, each Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender or its registered assigns. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (including after any assignment pursuant to Section 13.12) be represented by one or more Notes of the relevant Borrower payable to the order of the payee named therein or any assignee pursuant to Section 13.12, except to the extent that any such Lender or assignee subsequently returns any such Note to the relevant Borrower for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.

Section 1.12. Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan or CAD CDOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

(a) any payment, prepayment or conversion of a LIBOR Loan or CAD CDOR Loan on a date other than the last day of its Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise, but excluding any prepayment or conversion required pursuant to Section 10.1 hereof),

(b) any failure (other than due to a Lender failing to fund or convert a properly requested Loan when the applicable Borrower has met the conditions of Section 7.1 herein) by a Borrower to borrow or continue a LIBOR Loan or CAD CDOR Loan, or to convert a U.S. Base Rate Loan into a LIBOR Loan on the date specified in a notice given pursuant to Section 1.6(a) hereof (including any notice that is subsequently revoked), or

(c) any failure by a Borrower to make any payment of principal on any LIBOR Loan or CAD CDOR Loan when due (whether by acceleration or otherwise, including when specified in a notice given pursuant to Section 1.9 hereof), then, upon the demand of such Lender, the relevant Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the relevant Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail and the amounts shown on such certificate shall be conclusive if reasonably deemed prime facie correct.

Section 1.13. Commitment Terminations. (a) Optional Revolving Credit Terminations. The Borrowers shall have the right at any time and from time to time, upon five (5) Business Days prior written notice (which shall be received no later than 12:00 Noon (New York City time) and which notice may be conditioned on the occurrence of one or more events specified therein) to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than U.S.$10,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of (x) the Original Dollar Amount of Revolving Loans and Swing Loans then outstanding and (y) the Original Dollar Amount of all L/C Obligations then outstanding and shall be accompanied by payments under Section 1.9(b) as applicable. Any termination of Revolving Credit Commitments that results in the aggregate principal amount of all Revolving Credit Commitments being below the L/C Sublimit or the Swing Line Sublimit then in effect shall reduce the L/C Sublimit and Swing Line Sublimit, as applicable, to an amount equal to such reduced aggregate principal amount of Revolving Credit Commitments. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments. A notice of commitment termination delivered by a Borrower may state that the prepayment contemplated thereby is subject to the effectiveness or funding of other credit facilities, the completion of any debt or equity offering or the completion of any other corporate transaction or event.

(b) Mandatory Commitment Terminations. Any then outstanding Revolving Credit Commitments shall automatically terminate on the Revolving Credit Termination Date applicable thereto.

(c) Any termination of the Revolving Credit Commitments pursuant to this Section 1.13 may not be reinstated.

Section 1.14. Substitution of Lenders. In the event (a) any Lender becomes entitled to compensation under Section ~~10.3~~10.4 or 13.1 hereof and such Lender has declined or is unable to designate a different Lending Office in accordance with Section ~~10.4~~10.5 or Section 13.1 that eliminates its current entitlement to compensation under Section ~~10.3~~10.4 or 13.1, as applicable, (b) any Borrower receives notice from any Lender of any illegality pursuant to Section 10.1 hereof, (c) any Lender is then a Defaulting Lender or such Lender is a Subsidiary or Affiliate of a Person who has been deemed insolvent or becomes the subject of a bankruptcy or insolvency proceeding or a receiver or conservator or like Person has been appointed for any such Person, (d) a Lender is a Non-Extending Lender or (e) a Lender fails to consent to an amendment or waiver requested under Section 13.13 hereof at a time when the Required Lenders have approved such amendment or waiver (any such Lender referred to in clause (a), (b), (c), (d) or (e) above being hereinafter referred to as an “Affected Lender”), the Borrowers may, in addition to any other rights the Borrowers may have hereunder or under applicable law, require, at the Borrowers’ expense, any such Affected Lender to assign, at par (plus any accrued and unpaid fees and interest), without recourse, all of its interest, rights, and obligations hereunder (including all of its Revolving Credit Commitments, Loans and participation interests in Letters of Credit and Swing Loans and other amounts at any time owing to it hereunder and under the other Loan Documents) to an Eligible Assignee specified by the Borrowers, provided that (i) such assignment is not prohibited by any law, rule or regulation or order of any court or other Governmental Authority applicable to such Affected Lender, (ii) the Borrowers shall have paid to the Affected Lender all monies (together with amounts due such Affected Lender under Section 1.12 hereof as if the Loans owing to it were prepaid rather than assigned and any amounts due such Lender under Sections ~~10.3~~10.4 and 13.1 hereof) other than such principal and accrued and unpaid fees and interest owing to it hereunder, (iii) in the case of any such assignment resulting from an entitlement to compensation under Section ~~10.3~~10.4 or 13.1 hereof, the Eligible Assignee will be entitled to less compensation under such Section ~~10.3~~10.4 or 13.1 than the Affected Lender, (iv) the assignment is entered into in accordance with, and subject to the consents required by, Section 13.12 hereof (provided that any assignment fees and reimbursable expenses due thereunder shall be paid by the Borrowers) and (v) in the case of any such assignment by a Non-Extending Lender, such assignee shall have consented to the applicable Revolving Credit Termination Date extension.

Section 1.15. Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender at any time is a Defaulting Lender, then:

(a) during any Defaulting Lender Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents and such Defaulting Lender’s Revolving Credit Commitments shall be excluded for purposes of determining “Required Lenders” (provided that the foregoing shall not permit an increase in, or extension of, such Lender’s Revolving Credit Commitments or an extension of the Revolving Credit Termination Date with respect to such Lender’s Loans or postponement of the date for any scheduled payment of any principal of such Lender’s Loans or other Obligations without such Lender’s consent);

(b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit or Swing Loan; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the U.S. Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or any applicable L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any applicable L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Obligations were made at a time when the conditions set forth in Section 7.1 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 1.15(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto;

(c) such Defaulting Lender’s Revolving Credit Commitments and outstanding Loans shall be excluded for purposes of calculating any facility fee payable to Lenders pursuant to Section 2.1 in respect of any day during any Defaulting Lender Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any fee pursuant to Section 2.1 with respect to such Defaulting Lender’s Revolving Credit Commitment in respect of any Defaulting Lender Period with respect to such Defaulting Lender (and any Letter of Credit fee otherwise payable to a Lender who is a Defaulting Lender shall instead be paid to the L/C Issuers for their use and benefit);

(d) all or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolver Percentage (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the sum of the aggregate Original Dollar Amount of Revolving Loans of each Lender, the aggregate Original Dollar Amount of all interests in Swing Loans of each Lender and the aggregate Original Dollar Amount of all interests in L/C Obligations of each Lender to exceed such Lender’s Revolving Credit Commitments in effect at such time; and

(e) if the reallocation described in clause (d) above cannot, or can only partially, be effected, without prejudice to any right or remedy available to the Borrowers hereunder or under applicable law, (x) first, the U.S. Borrower shall prepay Swing Loans in an amount equal to the Defaulting Lender’s participation in Swing Loans and (y) second, if so requested by an L/C Issuer, the applicable Borrower shall provide cash collateral in an amount not to exceed any Defaulting Lender’s Revolver Percentage of L/C Obligations owed by such Borrower that are then outstanding (to be held by the Administrative Agent as set forth in Section 9.4 hereof).

No Revolving Credit Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 1.15, performance by any Borrower of its obligations hereunder and under the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section 1.15. The rights and remedies against a Defaulting Lender under this Section 1.15 are in addition to other rights and remedies which any Borrower may have against such Defaulting Lender and which the Administrative Agent or any Lender may have against such Defaulting Lender. Subject to Section 13.27, no reallocation under clause (d) above shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

SECTION 2. FEES.

Section 2.1. Fees. (a) Revolving Credit Facility Fee. The U.S. Borrower shall pay or cause the relevant Loan Party to pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Revolver Percentages a facility fee at the rate per annum equal to the Applicable Margin for the facility fee (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) on the average daily Revolving Credit Commitments, whether or not in use. Such facility fee shall be payable quarterly in arrears on the last day of each January, April, July and October in each year (commencing on the first such date occurring after the date hereof) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the facility fee for the period to the date of such termination in whole shall be paid on the date of such termination.

(b) Letter of Credit Fees. For each issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.3 hereof, the Borrower that originally requested such Letter of Credit shall pay to the applicable L/C Issuer for its own account a fronting fee (i) for Letters of Credit issued by Bank of America in its capacity as an L/C Issuer, at the rate per annum (and computation thereof) specified in the fee letter dated July 18, 2017, between Bank of America, MLPFS and the U.S. Borrower (the “BAML Fee Letter”) and (ii) for Letters of Credit issued by any L/C Issuer other than Bank of America, at the rate per annum (and computation thereof) specified in each applicable fee letter between the U.S. Borrower and such L/C Issuer, in each case of the average daily face amount available to be drawn under each such Letter of Credit and payable as specified in each applicable fee letter. For each Letter of Credit, each Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Revolver Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit issued at such Borrower’s request that were outstanding during such quarter, payable quarterly in arrears on the last day of each January, April, July and October in each year and on the Revolving Credit Termination Date. In the event of any conflict between the applicable fee letter between the U.S. Borrower and an L/C Issuer and the preceding sentence with respect to the times when such fronting fee shall be due and payable, the preceding sentence shall control. In addition, each Borrower shall pay to each applicable L/C Issuer for its own account such L/C Issuer’s standard issuance, drawing, negotiation, amendment, assignment, and other administrative fees for each Letter of Credit issued at its request as established by such L/C Issuer from time to time. All fees payable pursuant to this Section 2.1(b) shall be paid in the currency in which the relevant Letter of Credit is issued.

(c) Administrative Agent Fees. The U.S. Borrower shall pay to the Administrative Agent, for its own use and benefit, the fees agreed to between the Administrative Agent and the U.S. Borrower in the BAML Fee Letter, or as otherwise agreed to in writing between them.

SECTION 3. PLACE AND APPLICATION OF PAYMENTS.

Section 3.1. Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by each Borrower under this Agreement and the other Loan Documents, shall be made by each Borrower to the Administrative Agent by no later than 11:00 a.m. (New York City time) on the due date thereof at the office of the Administrative Agent in Charlotte, North Carolina (or such other location as the Administrative Agent may designate to the Borrowers), for the benefit of the Lender(s) or L/C Issuer entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in the case of Obligations denominated in U.S. Dollars, Canadian Dollars, in the case of Obligations denominated in Canadian Dollars, or Euros, in the case of Obligations denominated in Euros, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of any amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent causes amounts to be distributed to the Lenders in reliance upon the assumption that a Borrower will make a scheduled payment and such scheduled payment is not so made, each Lender shall, on demand, repay to the Administrative Agent the amount distributed to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was distributed to such Lender and ending on (but excluding) the date such Lender repays such amount to the Administrative Agent, at a rate per annum equal to: (i) from the date the distribution was made to the date two (2) Business Days after payment by such Lender is due hereunder, (x) if such scheduled payment was to be made in U.S. Dollars, the Federal Funds Rate for each such day, and (y) if such scheduled payment was to be made in Canadian Dollars or Euros, the cost to the Administrative Agent of funding such amount, and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, (x) if such scheduled payment was to be made in U.S. Dollars or Canadian Dollars, the U.S. Base Rate for each such day (which, with respect to such scheduled payments in Canadian Dollars, shall be on the U.S. Dollar Equivalent amount thereof and paid in U.S. Dollars), and (y) if such scheduled payment was to be made in Euros, the cost to the Administrative Agent of funding such amount.

Anything contained herein to the contrary notwithstanding (including, without limitation, Section 1.9(b) hereof), all payments and collections received in respect of the Obligations of a Borrower by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Revolving Credit Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

(a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which such Borrower has agreed to pay the Administrative Agent under Section 13.15 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(b) second, to the payment of the Swing Loans owed by such Borrower, both for principal and accrued but unpaid interest;

(c) third, to the payment of any outstanding interest and fees due from such Borrower under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(d) fourth, to the payment of principal on such Borrower’s Loans (other than Swing Loans), unpaid Reimbursement Obligations, together with amounts, to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations of such Borrower pursuant to Section 9.4 hereof (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), it being understood that the aggregate amount paid to, or held as collateral security for, the Lenders and L/C Issuer shall be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(e) fifth, to the payment of all other unpaid Obligations of such Borrower to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and

(f) finally, to the relevant Borrower or whoever else may be lawfully entitled thereto.

SECTION 4. GUARANTY.

The payment and performance of the Obligations of the Canadian Borrower shall at all times be guaranteed by the U.S. Borrower pursuant to Section 12 hereof (the “Guaranty”).

SECTION 5. DEFINITIONS; INTERPRETATION.

Section 5.1. Definitions. The following terms when used herein shall have the following meanings:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that a Borrower or a Subsidiary (or a Person that becomes a Subsidiary as a result of such transaction) is the surviving entity.

“Acquisition Indebtedness” means any indebtedness of the U.S. Borrower or any of its Subsidiaries that has been issued for the purpose of financing, in whole or in part, a Material Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any pre-existing indebtedness of the U.S. Borrower, any of its subsidiaries or the person(s) or assets to be acquired); provided that (a) the release of the proceeds thereof to the U.S. Borrower and its Subsidiaries is contingent upon the consummation of such Material Acquisition and, pending such release, such proceeds are held in escrow (and, if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such acquisition is terminated prior to the consummation of such Material Acquisition or if such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such indebtedness, such proceeds shall be promptly applied to satisfy and discharge all obligations of the U.S. Borrower and its Subsidiaries in respect of such indebtedness) or (b) such indebtedness contains a “special mandatory redemption” provision (or other similar provision) or otherwise permits such indebtedness to be redeemed or prepaid if such Material Acquisition is not consummated by the date specified in the definitive documentation relating to such indebtedness (and if the definitive agreement (or, in the case of a tender offer or similar transaction, the definitive offer document) for such Material Acquisition is terminated in accordance with its terms prior to the consummation of such Material Acquisition or such Material Acquisition is otherwise not consummated by the date specified in the definitive documentation relating to such indebtedness, such indebtedness is so redeemed or prepaid within 90 days of such termination or such specified date, as the case may be).

“Adjusted LIBOR” is defined in Section 1.4(b) hereof.

“Administrative Agent” means Bank of America, N.A., in its capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 11.7 hereof.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Lender” is defined in Section 1.14 hereof.

“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

“Agreement” means this Revolving Credit Agreement, as the same may be amended, modified, amended and restated or supplemented from time to time pursuant to the terms hereof.

“Amendment No. 1” means Amendment No. 1 to this Agreement dated as of April 27, 2018.

“Amendment No. 1 Effective Date” means April 27, 2018, the date of effectiveness of Amendment No. 1.

“Applicable Margin” means, with respect to Loans, Reimbursement Obligations, and the facility fees and letter of credit fees payable under Section 2.1 hereof, the Applicable Margin shall mean the rates per annum determined in accordance with the following schedule:

LEVEL	RATINGS (S&P/MOODY’S)	APPLICABLE MARGIN FOR U.S. BASE RATE LOANS UNDER REVOLVING CREDIT AND REIMBURSEMENT OBLIGATIONS SHALL BE:	APPLICABLE MARGIN FOR LIBOR LOANS UNDER REVOLVING CREDIT AND LETTER OF CREDIT FEE SHALL BE:	APPLICABLE MARGIN FOR CAD CDOR LOANS UNDER REVOLVING CREDIT AND LETTER OF CREDIT FEE SHALL BE:	APPLICABLE MARGIN FOR FACILITY FEE SHALL BE:
I	Greater than or equal to A/A2	0.000%	0.805%	0.805%	0.070%
II	A-/A3	0.000%	0.910%	0.910%	0.090%
III	BBB+/Baa1	0.015%	1.015%	1.015%	0.110%
IV	BBB/Baa2	0.125%	1.125%	1.125%	0.125%
V	BBB-/Baa3	0.325%	1.325%	1.325%	0.175%
VI	Less than BBB-/Baa3	0.525%	1.525%	1.525%	0.225%

For purposes hereof, (a) the term “Rating” means the rating assigned by S&P or Moody’s to the U.S. Borrower’s long-term unsecured senior Debt without third-party credit enhancement, (b) the term “Pricing Date” means any date after the Closing Date on which any Rating is changed, withdrawn, suspended or otherwise unavailable for any reason, and (c) the term “Level” means the roman numeral set forth in the left-most column of the table above that corresponds to the Rating and rates per annum in the adjoining columns (with Level I being the highest and Level VI being the lowest). The Applicable Margin shall be established based on the Ratings in effect from time to time, and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date, provided, however, that (i) if both S&P and Moody’s establish a Rating and the Ratings are in adjoining Levels, the Rating in the higher Level will apply, (ii) if both S&P and Moody’s establish a Rating and the Ratings differ by more than one Level, the Rating that is one Level higher than the lowest Level will apply, (iii) if there is only one Rating, the Rating that is one Level lower than such Rating will apply, and (iv) if there are no Ratings, Level VI shall apply. Any change in the Applicable Margin resulting from a change, withdrawal, suspension or unavailability of a Rating shall be and become effective as of and on the date of the announcement by S&P or Moody’s, as the case may be, of the change, withdrawal, suspension or unavailability of such Rating. Each determination of the Applicable

Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrowers and the Lenders absent demonstrable error.

“Application” is defined in Section 1.3(b) hereof.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.12 hereof), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent.

“Authorized Representative” means those persons shown on the list of officers provided by each Borrower pursuant to Section 7.2(f) hereof or on any update of any such list provided by any Borrower to the Administrative Agent, or any further or different officers of any Borrower so named by any previously named Authorized Representative of such Borrower in a written notice to the Administrative Agent~~.~~, or, solely for purposes of notices given pursuant to Section 1, any other officer or employee of the applicable Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Borrower designated in or pursuant to an agreement between the applicable Borrower and the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“BAML Fee Letter” is defined in Section 2.1(b).

“Bank of America” is defined in the introductory paragraph of this Agreement.

“Basel III Rules” is defined in Section 10.1 hereof.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” and “Borrowers” are defined in the introductory paragraph of this Agreement.

“Borrowing” means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders on a single date and, in the case of LIBOR Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders according to their Revolver Percentages. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to a Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 1.6 hereof. Borrowings of Swing Loans are made by the Swing Line Lender in accordance with the procedures set forth in Section 1.7 hereof.

“Bridge Commitment Letter” means the Commitment Letter in respect of the Bridge Facility dated as of April 4, 2018, among the U.S. Borrower, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Bridge Facility” means that certain 364-day senior unsecured bridge term loan credit facility made available under the Bridge Commitment Letter.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York City, New York and (a) if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a U.S. Dollar-denominated LIBOR Loan, on which banks dealing in U.S. Dollar deposits in the interbank eurodollar market are not authorized or required to close in London, England, (b) if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Euro-denominated LIBOR Loan, any fundings, disbursements, settlements and payments in Euro in respect of any such Euro-denominated LIBOR Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Euro-denominated LIBOR Loan, on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro and (c) if the applicable Business Day relates to a CAD CDOR Loan or any other matter relating to the Canadian Borrower, on which Canadian banks are not authorized or required to close in Toronto, Ontario, Canada.

“CAD”, “CAD $” or “Canadian Dollar” means lawful money of Canada.

“CAD CDOR Loan” means a Loan bearing interest at a rate specified in Section 1.4(d) hereof.

“CAD CDOR Rate” is defined in Section 1.4(d) hereof.

“Canadian Borrower” is defined in the introductory paragraph of this Agreement.

“Canadian Pension Plan” means a pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by any Borrower or one of its Subsidiaries for their employees or former employees, or that any Borrower or one of its

Subsidiaries have any liability or contingent liability, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Change of Control” means

(a) the acquisition of ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “1934 Act”), as then in effect) of shares representing more than fifty percent (50%) of the aggregate Ordinary Voting Power represented by the issued and outstanding capital stock of the U.S. Borrower; provided that the foregoing restriction shall not apply to acquisitions of capital stock by the Smucker Family so long as the acquisition by the Smucker Family of such Voting Power shall not result, directly or indirectly, in a “going private transaction” within the meaning of the 1934 Act;

(b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the U.S. Borrower by Persons who were neither (i) nominated by the board of directors of the U.S. Borrower nor (ii) appointed by directors so nominated;

(c) the sale or transfer of all or substantially all of the assets of the U.S. Borrower and its Subsidiaries taken as a whole, in a single transaction or a series of related transactions, to any person (within the meaning of Rule 13d-3 of the Securities Exchange Commission under the 1934 Act, as in effect on the Closing Date) or related persons constituting a group (within the meaning of Rule 13d-3 of the Securities Exchange Commission under the 1934 Act, as in effect on the Closing Date) in each case other than to the U.S. Borrower or any of its Subsidiaries; or

(d) the occurrence of a change in control, or other similar provision, as defined in any agreement or indenture relating to any issue of Material Indebtedness of the U.S. Borrower, the result of which is to cause such Material Indebtedness to become due prior to its stated maturity.

For purposes of this definition, “Ordinary Voting Power” means the aggregate voting power attributable to all shares of Voting Stock of the U.S. Borrower for purposes of electing directors of the U.S. Borrower; “Voting Stock” means shares of capital stock of any class or classes of a Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions); and “Smucker Family” means Timothy P. Smucker, Richard K. Smucker, Susan Smucker Wagstaff and Marcella Smucker Clark, and any member of their immediate families, heirs, legatees, descendants and blood relatives to the fifth degree of consanguinity of such individual, or any trustees or trusts (or other entity created for estate planning purposes) established for their benefit or the benefit of the members of their immediate families and lineal descendants.

“Closing Date” means the date on which each condition described in Section 7.2 was first satisfied or waived, such date being September 1, 2017.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Collateral Account” is defined in Section 9.4(b) hereof.

“Commitment Amount Increase” is defined in Section 1.2 hereof.

“Consolidated Funded Debt” means the aggregate outstanding amount of all Debt of the U.S. Borrower and its Subsidiaries which by its terms matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor to a date one year or more from the date of the creation thereof, after eliminating all offsetting debits and credits between the U.S. Borrower and its Subsidiaries and all other items required to be eliminated in the preparation of consolidated financial statements of the U.S. Borrower and its Subsidiaries in accordance with GAAP.

“Consolidated Net Worth” means, at any time

(a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock, capital stock subscribed and unissued and Preferred Stock redeemable prior to the Revolving Credit Termination Date) of the U.S. Borrower and its Subsidiaries, plus (ii) the amount of the paid-in capital and retained earnings of the U.S. Borrower and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the U.S. Borrower and its Subsidiaries as of such time prepared in accordance with GAAP, minus

(b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

“Consolidated Total Capitalization” means the sum of Consolidated Net Worth and Consolidated Funded Debt.

“Credit Event” means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

“Debt” means for any Person (without duplication) (a) all obligations of such Person for money borrowed (including by the issuance of debt securities), (b) all obligations of such Person for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (c) all obligations of the types described in the foregoing clauses (a) and (b) of others secured by any Lien upon Property of or Guaranteed by such Person, whether or not such Person has assumed such obligations, and (d) all Capitalized Lease Obligations of such Person.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Default Rate” is defined in Section 1.10 hereof.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swing Loans required to be funded by it hereunder on the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, (c) has notified the U.S. Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or generally under other agreements in which it commits to extend credit, unless such notification or public statement relates to such Lender’s obligation to fund a Loan hereunder when a condition precedent to funding has not been satisfied, (d) has failed, within three (3) Business Days after written request of the Administrative Agent or the Borrower, to confirm in a manner reasonably satisfactory to the Administrative Agent or the Borrower, as applicable, that it will comply with its funding obligations hereunder, which request was made because of a reasonable concern by the Administrative Agent or the U.S. Borrower that such Lender may not be able to comply with its funding obligations hereunder; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent or the Borrower, as applicable, or (e) has, or has a direct or indirect parent that has, (i) been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding, (ii) a receiver or conservator has been appointed for such Lender or its direct or indirect parent company, or (iii) become subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers and each Lender promptly following such determination.

“Defaulting Lender Period” means, with respect to any Defaulting Lender, the period commencing on the date upon which such Lender first became a Defaulting Lender and ending on the following date upon which both (a) the Administrative Agent, the Borrowers, each L/C Issuer and the Swing Line Lender agree (in their sole discretion) that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, and (b) such Lender shall have purchased at par such of the Loans (other than Swing Loans) and participations in L/C Obligations and Swing Loans of the other Lenders as the Administrative

Agent shall determine may be necessary in order for such Lender to hold such Loans and participations in accordance with its Revolver Percentage.

“Designated Disbursement Account” means, with respect to a Borrower, the account of such Borrower identified to the Administrative Agent in writing prior to the date hereof or such other account as such Borrower may designate to the Administrative Agent in writing from time to time.

“Dodd-Frank Act” is defined in Section 10.1 hereof.

“Domestic Subsidiary” means a Subsidiary of the U.S. Borrower that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDA” means, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state, and local income taxes for such period, (c) depreciation and amortization expense for such period, (d) non-cash share based compensation expense, (e) non-cash losses, impairment and other similar charges (other than those representing a reserve for or an actual cash item in any future period) for such period, (f) fees and expenses incurred during such period for Acquisitions, dispositions, investments and debt or equity issuances (whether or not successful) during such period, and (g) other extraordinary, unusual, non-recurring or one-time cash expenses, losses and charges for such period, including restructuring, merger and integration charges, not to exceed (i) $150,000,000 in any four fiscal quarter period and (ii) $300,000,000 in the aggregate over the term of this Agreement, minus (h) all non-cash gains for such period; provided, that EBITDA for any entity or assets acquired by any Borrower or any Subsidiary pursuant to an Acquisition during such period shall be included on a pro forma basis for such period (as determined in good faith by the U.S. Borrower, assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness for Borrowed Money of any Borrower or any Subsidiary in connection therewith incurred as of the first day of such period), and provided further that EBITDA for any entity, business line or business unit sold by any Borrower or any Subsidiary shall be deducted on a pro forma basis for such period (assuming the consummation of such sale or other disposition occurred on the first day of such period).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate (engaged in the business of making commercial loans) of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) each L/C Issuer and Swing Line Lender, and (iii) unless an Event of Default described in Section 9.1(a), 9.1(j) or 9.1(k) has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld, conditioned or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Borrower or any of any Borrower’s Affiliates or Subsidiaries.

“Environmental Law” means any current or future obligation under common law or any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto and any regulations or rulings promulgated thereunder, in each case as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is, or is “insolvent” (within the meaning of Section 4245 of ERISA) or determined to be in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 or ERISA); (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency that is the lawful money of the Participating Member States of the European Union.

“Eurocurrency Reserve Percentage” is defined in Section 1.4(b) hereof.

“Event of Default” means any event or condition identified as such in Section 9.1 hereof.

“Excluded Taxes” means, with respect to any Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits or similar Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Revolving Loan or commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Revolving Loan or commitment (other than pursuant to an assignment request by a Borrower under Section 1.14) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 13.1(a)(ii) or Section 13.1(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 13.1(e), (d) any U.S. federal withholding Taxes imposed pursuant to FATCA, (e) any Canadian withholding Taxes imposed on any amount paid or credited, or deemed as paid or credited, by or on account of any obligation of the Canadian Borrower under this Agreement: (i) to a Person with which the Canadian Borrower does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) at the time of making such payment (other than where the non-arm’s length relationship arises solely from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement) or (ii) in respect of a debt or other obligation to pay an amount to a Person with whom the payer is not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) at the time of such payment (other than where the non-arm’s length relationship arises solely from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement) and (f) any Canadian withholding Taxes imposed on any amount paid or credited, or deemed as paid or credited, to any Person by reason of such Person: (i) being a “specified non-resident shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Canadian Borrower, or (ii) not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) with a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Canadian Borrower (other than where such Person is a “specified shareholder” or does not deal at arm’s length with a “specified non-resident shareholder” as a result of the Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement).

“Existing Notes” means (i) the $500,000,000 1.75% senior notes due March 15, 2018, (ii) the $500,000,000 2.50% senior notes due March 15, 2020, (iii) the $750,000,000 3.50% senior notes due October 15, 2021, (iv) the $400,000,000 3.00% senior notes due March 15, 2022, (v) the $1,000,000,000 3.50% senior notes due March 15, 2025, (vi) the $650,000,000 4.25% senior notes due March 15, 2035 and (vii) the $600,000,000 4.38% senior notes due March 15, 2045, in each case issued by the U.S. Borrower.

“Existing Term Loan Facility” means that certain $1,750,000,000 senior unsecured term loan credit facility governed by that certain term loan credit agreement dated as of March 2, 2015 (as amended, modified, amended and restated or supplemented from time to time) by and among the U.S. Borrower, Bank of America, N.A. as administrative agent, the guarantors from time to time party thereto and the lenders from time to time party thereto.

“Extending Lender” is defined in Section 1.8(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the IRS thereunder as a precondition to relief or exemption from Taxes under such provisions) and any agreements entered into pursuant to Section 1471(b) of the Code.

“FCPA” is defined in Section 6.17 hereof.

“Federal Funds Rate” is defined in the definition of U.S. Base Rate appearing in Section 1.4(a) hereof.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means to guarantee or otherwise be or become liable as endorser, guarantor, surety or otherwise for any Debt of any other Person (including any Borrower or Subsidiary) or otherwise agree to provide funds for payment of the obligations of another in respect of Debt of such other Person, or to supply funds to or invest in any Person for the purpose of assuring a creditor in respect of Debt of such Person against loss.

“Guaranty” is defined in Section 4 hereof.

“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Indebtedness for Borrowed Money” means for any Person (without duplication) (a) all obligations of such Person for money borrowed (including by the issuance of debt securities), (b) all obligations of such Person for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (c) all obligations of others of the types described in the foregoing clauses (a) and (b) or the following clauses (d) and (e) secured by any Lien upon Property of or Guaranteed by such Person, whether or not such Person has assumed such indebtedness, (d) all Capitalized Lease Obligations of such Person, and (e) all obligations of such Person constituting reimbursement obligations of such Person with respect to drawn letters of credit and bankers’ acceptances issued for the account of such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitee” is defined in Section 13.15(b).

“Information” is defined in Section 13.26.

“Interest Coverage Ratio” means, as of the last day of any fiscal quarter of the U.S. Borrower, the ratio of EBITDA of the U.S. Borrower and its Subsidiaries as of the last day of such fiscal quarter to Interest Expense payable in cash of the U.S. Borrower and its Subsidiaries, in each case for the period of four fiscal quarters then ended.

“Interest Expense” means, with reference to any period, the sum of all interest charges of the U.S. Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any LIBOR Loan, the last day of each Interest Period with respect to such LIBOR Loan and on the Revolving Credit Termination Date and, if the applicable Interest Period is longer than three (3) months, on each day occurring every three (3) months after the commencement of such Interest Period, (b) with respect to any U.S. Base Rate Loan (other than Swing Loans), the last Business Day of every January, April, July and October and on the Revolving Credit Termination Date, (c) with respect to any CAD CDOR Loan, the last day of each Interest Period with respect to such CAD CDOR Loan and on the Revolving Credit Termination Date and, if the Interest Period is longer than three (3) months, on each day occurring every three (3) months after the commencement of such Interest Period, and (d) as to any Swing Loan bearing interest by reference to the U.S. Base Rate, the last day of every calendar month and on the Revolving Credit Termination Date.

“Interest Period” means the period commencing on the date a Borrowing of LIBOR Loans or CAD CDOR Loans is advanced, continued, or created by conversion and ending 1, 2, 3, or 6 months thereafter, provided, however, that:

(i) no Interest Period shall extend beyond the Revolving Credit Termination Date;

(ii) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of LIBOR Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

(iii) for purposes of determining an Interest Period for a Borrowing of LIBOR Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

“IRS” means the United States Internal Revenue Service.

“Jefferson Acquired Business” means Ainsworth Pet Nutrition Parent, LLC and certain of its subsidiaries.

“Jefferson Acquisition” means the acquisition of the Jefferson Acquired Business by the U.S. Borrower and certain merger subsidiaries pursuant to the Jefferson Acquisition Agreement.

“Jefferson Acquisition Agreement” means the Stock Purchase Agreement and Plan of Merger, dated as of April 4, 2018, governing the acquisition of the Jefferson Acquired Business by NU Pet Company and certain merger subsidiaries, as may be amended, supplemented or otherwise modified.

“Jefferson Acquisition Agreement Representations” means the representations made by or with respect to the Jefferson Acquired Business and its affiliates in the Jefferson Acquisition

Agreement as are material to the interests of the Lenders, but only to the extent that the U.S. Borrower (or a Subsidiary thereof) has the right to terminate the U.S. Borrower’s (or such Subsidiary’s) obligations under the Jefferson Acquisition Agreement, or to decline to consummate the Jefferson Acquisition pursuant to the Jefferson Acquisition Agreement as a result of a breach of such representations in the Jefferson Acquisition Agreement.

“Jefferson Acquisition Closing Date” means the date of the consummation of the Jefferson Acquisition.

“Jefferson Acquisition Consideration” means the aggregate cash consideration set forth in the Jefferson Acquisition Agreement.

“Jefferson Credit Event” means, on or prior to the Jefferson Termination Date, the advancing of a Loan to the U.S. Borrower denominated in U.S. Dollars on the Jefferson Acquisition Closing Date, subject to the terms and conditions herein, in an aggregate principal amount not to exceed $400,000,000, the proceeds of which are applied to consummate the Jefferson Transactions.

“Jefferson Material Adverse Effect” means a Material Adverse Effect (as defined in the Jefferson Acquisition Agreement as in effect on April 4, 2018).

“Jefferson Specified Acquisition Representations” means collectively, the representations and warranties of the U.S. Borrower set forth in Sections 6.1(a), 6.3(a), 6.3(b), 6.3(c)(iii), 6.3(c)(iv) (as if each reference therein to “Material Indebtedness” included credit facilities having an aggregate committed amount in excess of $150,000,000, but without giving effect to any Material Adverse Effect qualifier), 6.4, 6.14, 6.17 (with respect to the use of proceeds of the Loans) and 6.18.

“Jefferson Termination Date” means the earliest of (i) the “Outside Date” (as defined in the Jefferson Acquisition Agreement as in effect on April 4, 2018), (ii) the funding of Loans under this Agreement on the Jefferson Acquisition Closing Date in connection with the Jefferson Transactions in accordance with the Loan Documents, (iii) the consummation of the Jefferson Acquisition without the borrowing of any Loans hereunder and (iv) the date that the Jefferson Acquisition Agreement is terminated or expires or the U.S. Borrower notifies the Administrative Agent in writing that it has abandoned its pursuit of the Jefferson Acquisition.

“Jefferson Transactions” means, collectively, (i) the consummation of the Jefferson Acquisition, (ii) the U.S. Borrower’s incurrence, replacement, redemption, repayment, defeasance, discharge, constructive discharge or refinancing of Debt of the Jefferson Acquired Business in connection therewith and (iii) the payment of fees and expenses incurred in connection with the foregoing.

“L/C Issuers” means Bank of America and each of the financial institutions listed in Schedule 1 attached hereto under the heading “Letter of Credit Sublimit”, each in its capacity as an issuer of Letters of Credit hereunder, and each such L/C Issuer’s successors in such capacity as provided in Section 1.3(h), Section 11.8 and Section 13.12(e) hereof (each an “L/C Issuer”).

“L/C Obligations” means the Original Dollar Amount of the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 5.4. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Sublimit” means the lesser of (x) U.S.$100,000,000 and (y) the aggregate Revolving Credit Commitments, as may be reduced pursuant to the terms hereof. The L/C Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., BMO Capital Markets and PNC Bank, National Association.

“Legal Requirement” means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or any directive, policy or guideline of any Governmental Authority having the force of law or other requirement of any Governmental Authority, whether federal, state, or local.

“Lenders” means and includes Bank of America and the other financial institutions from time to time party to this Agreement, including each Person listed in Schedule 1 attached hereto or that becomes a Lender pursuant to Section 1.2, each Eligible Assignee that becomes a Lender pursuant to Section 13.12 hereof and, unless the context otherwise requires, the Swing Line Lender (each a “Lender”).

“Lending Office” is defined in Section ~~10.4~~10.5 hereof.

“Letter of Credit” is defined in Section 1.3(a) hereof.

“Letter of Credit Report” means a certificate substantially in the form of Exhibit F or any other form approved by the Administrative Agent.

“Letter of Credit Sublimit” means (i) with respect to Bank of America, $25,000,000, (ii) with respect to JPMorgan Chase Bank, N.A., $25,000,000, (iii) with respect to Bank of Montreal, $25,000,000, (iv) with respect to PNC Bank, National Association, $25,000,000 and (v) with respect to any other Person that becomes an L/C Issuer in accordance with Section 1.3(h), Section 11.8 or Section 13.12(e), in each case, such amount as agreed to in writing by the Borrowers and such Person at the time such Person becomes an L/C Issuer, as each of the foregoing amounts may be decreased or increased from time to time with the written consent of the Borrowers and the applicable L/C Issuer (and with respect to any non-pro rata decrease of the Letter of Credit Sublimit, the written consent of each L/C Issuer). Any successor L/C Issuer appointed pursuant to Section 1.3(h), Section 11.8 or Section 13.12(e) shall assume the resigning L/C Issuer’s Letter of Credit Sublimit.

“LIBOR” is defined in Section 1.4(b) hereof.

“LIBOR Index Rate” is defined in Section 1.4(b) hereof.

“LIBOR Loan” means a Loan bearing interest at the rate specified in Section 1.4(b) hereof.

“LIBOR Quoted Rate” is defined in Section 1.4(~~b~~a) hereof.

“LIBOR Screen Rate” is defined in Section 1.4(b) hereof.

“LIBOR Successor Rate” is defined in Section 10.3 hereof.

“LIBOR Successor Rate Conforming Changes” is defined in Section 1.4(b) hereof.

“Lien” means any mortgage, lien, security interest, pledge, hypothec, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement and any trust that secures payment of an obligation.

“Loan” means any Revolving Loan or Swing Loan, whether outstanding as a U.S. Base Rate Loan, LIBOR Loan or CAD CDOR Loan or otherwise, each of which is a “type” of Loan hereunder with such amounts in the Original Dollar Amount thereof.

“Loan Documents” means this Agreement (and any amendments, amendments and restatements, modifications or supplements hereto), the Notes (if any), the Applications, and each other instrument or document to be delivered by a Loan Party hereunder or thereunder or otherwise in connection therewith.

“Loan Party” means each Borrower.

“Major Subsidiary” means any Subsidiary that has at such time total assets as determined in accordance with GAAP (after intercompany eliminations) exceeding U.S.$250,000,000.

“Material Acquisition” means any Acquisition the total consideration for which is equal to or greater than U.S.$250,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, results of operations, business or property of the U.S. Borrower and its Subsidiaries taken as a whole or (b) the rights of or remedies available to the Lenders or the Administrative Agent against any Borrower under the Loan Documents, taken as a whole.

“Material Indebtedness” means any Indebtedness for Borrowed Money with an individual principal balance in excess of U.S.$150,000,000.

“Merger” means a merger, amalgamation, consolidation or arrangement.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any “employee benefit plan” of the type described in Section 400l(a)(3) of ERISA that is subject to Title IV of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” means, with reference to any period, the net income (or net loss) of the U.S. Borrower and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged with or into or consolidated with, the U.S. Borrower or another Subsidiary, and (b) the net income (or net loss) of any Person (other than a Subsidiary) in which the U.S. Borrower or any of its Subsidiaries has an equity interest, except to the extent of the amount of dividends or other distributions actually paid to the U.S. Borrower or any of its Subsidiaries during such period.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” is defined in Section 1.8(b).

“Note” and “Notes” each is defined in Section 1.11(d) hereof.

“Obligations” means, with respect to any Borrower, all obligations of such Borrower to pay principal and interest on the Loans, all Reimbursement Obligations of such Borrower, all fees and charges payable by such Borrower hereunder, and all other payment obligations of such Borrower arising under any Loan Document or in respect of any Letter of Credit, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Event” is defined in Section 8.14(c) hereof.

“OFAC Sanctions Programs” means all laws, regulations, and Executive Orders administered by OFAC, including without limitation, the Bank Secrecy Act, anti-money laundering laws (including, without limitation, the USA Patriot Act), and all economic and trade sanction programs administered by OFAC, any and all similar United States federal laws, regulations or Executive Orders, and any similar laws, regulators or orders adopted by any State within the United States.

“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.

“Original Dollar Amount” means the U.S. Dollar Equivalent of any Loan, Letter of Credit or Obligation.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of such Recipient engaging or having engaged in a trade or business in the jurisdiction imposing such Tax or any other present or former connection between such Recipient and such jurisdiction; provided, that no such Recipient shall be deemed to be engaged in a trade or business in, or to have any other connection with, any jurisdiction solely as a result of such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document pursuant to an assignment request by any Borrower under Section 1.14.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 1.14 or Section 13.12). Other Taxes shall not include any Taxes imposed on, or measured by reference to, gross income, net income or gain.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in U.S. Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, an L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in Canadian Dollars or Euros, as applicable, the rate of interest per annum at which overnight deposits in Canadian Dollars or Euros, as applicable, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participating Interest” is defined in Section 1.3(e) hereof.

“Participating Lender” is defined in Section 1.3(e) hereof.

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, (1) that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or (2) with respect to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or has made contributions at any time during the immediately preceding five plan years.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

“Platform” is defined in Section 8.5.

“Preferred Stock” means any class of capital stock of the U.S. Borrower that is preferred over any other class of capital stock of the U.S. Borrower as to the payment of dividends or the payment of any amount upon liquidation or dissolution of the U.S. Borrower.

“Principal Payment Default” is defined in Section 1.10 hereof.

“Priority Debt” means all Debt of Subsidiaries other than (a) any such indebtedness held by a Borrower or another Subsidiary or (b) any Obligations of the Canadian Borrower under the Loan Documents.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Refinancing” means the repayment of all amounts outstanding and the termination in full of all commitments under that certain Third Amended and Restated Credit Agreement dated as of September 6, 2013, by and among the U.S. Borrower, the Canadian Borrower and the other parties thereto.

“Reimbursement Obligation” is defined in Section 1.3(c) hereof.

“Related Person” of an Indemnitee means (a) any controlling person, controlled affiliate or subsidiary of such Indemnitee, (b) the respective directors, officers or employees of such Indemnitee or any of its subsidiaries, controlled affiliates or controlling persons and (c) the respective agents and advisors of such Indemnitee or any of its subsidiaries, controlled affiliates or controlling persons.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Lenders” means, as of the date of determination thereof, Lenders whose outstanding Loans and interests in Letters of Credit and Unused Revolving Credit Commitments constitute more than 50% of the sum of the total outstanding Loans, interests in Letters of Credit, and Unused Revolving Credit Commitments of the Lenders.

“Revaluation Date” means, with respect to any (a) Letter of Credit denominated in Canadian Dollars, (i) the date of issuance thereof, (ii) the date of each amendment thereto having the effect of increasing the amount thereof, (iii) the last day of each calendar month, and (iv) each additional date as the Administrative Agent, the L/C Issuers or the Required Lenders shall specify, (b) [reserved], (c) CAD CDOR Loan, (i) each date of a Borrowing of a CAD CDOR Loan, (ii) each date of a continuation of a CAD CDOR Loan and (iii) each additional date as the Administrative Agent or the Required Lenders shall specify and (d) LIBOR Loan denominated in Euros, (i) each date of a Borrowing of a LIBOR Loan denominated in Euros, (ii) each date of a continuation of a LIBOR Loan denominated in Euros and (iii) each additional date as the Administrative Agent or the Required Lenders shall specify.

“Revolver Percentage” means, for each Lender, the percentage of the aggregate Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated in whole, the Revolver Percentage most recently in effect prior to such termination (giving effect to any subsequent assignments).

“Revolving Credit” means the credit facility for making Revolving Loans and Swing Loans and issuing Letters of Credit described in Section 1.1, 1.3 and 1.7 hereof.

“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Swing Loans and Letters of Credit issued for the account of the Borrowers hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrowers and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate U.S.$1,750,000,000 on the date hereof.

“Revolving Credit Termination Date” means (i) September 1, 2022, or such later date to which the Revolving Credit Commitments are extended in accordance with Section 1.8(b) hereof or (ii) such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 1.13, 9.2 or 9.3 hereof.

“Revolving Loan” is defined in Section 1.1 hereof and, as so defined, includes a U.S. Base Rate Loan, a LIBOR Loan or a CAD CDOR Loan, each of which is a “type” of Revolving Loan hereunder.

“Revolving Note” is defined in Section 1.11 hereof.

“S&P” means Standard & Poor’s Ratings Services Group, a division of The McGraw-Hill Companies, Inc.

“Sanctions” is defined in Section 6.17 hereof.

“Scheduled Unavailability Date” is defined in Section 10.3 hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Settlement Date” means the first date after the Closing Date on which an Event of Default described in Section 9.1(j) or 9.1(k) exists with respect to any Borrower or on which the Obligations become due and payable pursuant to Section 9.2 hereof.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable L/C Issuer, as applicable, acting reasonably, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York City time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or such L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer, acting reasonably, if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further, that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in Canadian Dollars.

“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves Subsidiaries (within the meaning of this definition) of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the U.S. Borrower or of any of its direct or indirect Subsidiaries.

“Swing Line” means the credit facility for making one or more Swing Loans described in Section 1.7 hereof.

“Swing Line Lender” means Bank of America, acting in its capacity as the Lender of Swing Loans hereunder, or any successor Lender acting in such capacity appointed pursuant to Section 13.12 hereof.

“Swing Line Sublimit” means the lesser of (x) $50,000,000 and (y) the aggregate Revolving Credit Commitments, as may be reduced pursuant to the terms hereof. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Swing Loan” and “Swing Loans” each is defined in Section 1.7 hereof.

“Swing Note” is defined in Section 1.11 hereof.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Funded Debt” means, at any time the same is to be determined, the sum (but without duplication), after eliminating all offsetting debits and credits between the U.S. Borrower and its Subsidiaries and all other items required to be eliminated in the preparation of consolidated financial statements of the U.S. Borrower and its Subsidiaries in accordance with GAAP, of (a) all Indebtedness for Borrowed Money of the U.S. Borrower and its Subsidiaries at such time, and (b) all Indebtedness for Borrowed Money of any other Person which is Guaranteed by the U.S. Borrower or any of its Subsidiaries.

“Total Leverage Ratio” means, as of the last day of any fiscal quarter of the U.S. Borrower, the ratio of Total Funded Debt of the U.S. Borrower and its Subsidiaries as of the last day of such fiscal quarter to EBITDA of the U.S. Borrower and its Subsidiaries for the period of four fiscal quarters then ended, determined on a consolidated basis in accordance with GAAP.

“Unused Revolving Credit Commitments” means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Loans and L/C Obligations.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56.

“U.S. Base Rate” in defined in Section 1.4(a) hereof.

“U.S. Base Rate Loan” means a Loan bearing interest at a rate specified in Section 1.4(a) hereof.

“U.S. Borrower” is defined in the introductory paragraph of this Agreement.

“U.S. Dollar Equivalent” means (a) the amount of any Obligation or Letter of Credit denominated in U.S. Dollars, (b)(x) in relation to any Obligation denominated in Canadian Dollars or Euros or (y) in relation to any Letter of Credit denominated in Canadian Dollars, (i) the amount of U.S. Dollars which would be realized by converting Canadian Dollars or Euros, as the case may be, into U.S. Dollars at the Spot Rate (determined in respect of the most recent Revaluation Date).

“U.S. Dollars”, “U.S.$” and “$” each means the lawful currency of the United States of America.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar position on a governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

“Wholly-Owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by the U.S. Borrower and/or one or more Wholly-Owned Subsidiaries of the U.S. Borrower within the meaning of this definition.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 5.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to New York City time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. References to “knowledge” of a Loan Party or other Person means the actual knowledge of officers of such Person with responsibility for the relevant subject matter. Unless the context requires otherwise, any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein).

Section 5.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrowers or the Required Lenders may by notice to the Lenders and the Borrowers, respectively, require that the Lenders and the Borrowers negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in GAAP, with the desired result being that the criteria for evaluating the financial condition of the Borrowers and their Subsidiaries shall be the same as if such change in GAAP had not been made. No delay by the Borrowers or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in GAAP. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in GAAP. Without limiting the generality of the foregoing, the Borrowers shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in GAAP after the date hereof.

Section 5.4. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the U.S. Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Application, and any other document, agreement or instrument entered into by an L/C Issuer and a Borrower or in favor of the L/C Issuer and relating to such Letter of Credit, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the U.S. Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants to the Administrative Agent, the Lenders and the L/C Issuers as follows (with respect to the representations and warranties in Sections 6.6 and 6.11, on the Closing Date and on any Extension Effective Date only):

Section 6.1. Organization and Qualification. Each Borrower is (a) duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, (b) has the corporate or other organizational power to own its Property and conduct its business as now conducted, and (c) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 6.2. [Reserved].

Section 6.3. Authority and Validity of Obligations. (a) Each Borrower has the corporate and other organizational authority to enter into this Agreement and the other Loan Documents executed by it, to make the Borrowings herein provided for, and to perform all of its obligations hereunder and under the other Loan Documents executed by it.

(b) The Loan Documents delivered by each Loan Party have been duly authorized, executed, and delivered by such Loan Party and constitute valid and binding obligations of such Loan Party enforceable against it in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

(c) This Agreement and the other Loan Documents do not, nor does the performance or observance by any Loan Party of any of the matters and things herein or therein provided for, (i) contravene or constitute a default under any provision of law, except to the extent such contravention or default would not reasonably be expected to have a Material Adverse Effect, (ii) contravene any judgment, injunction, order or decree binding upon any Loan Party, except to the extent such contravention would not reasonably be expected to have a Material Adverse Effect, (iii) contravene any provision of the organizational documents (e.g., charter, certificate or articles of incorporation, bylaws, certificate or articles of association, operating agreement, partnership agreement, or other similar organizational documents) of any Loan Party or (iv) contravene or constitute a default under any indenture or other agreement for Material Indebtedness of any Loan Party, except in each case of this clause (iv) to the extent such contravention or default would not reasonably be expected to have a Material Adverse Effect .

Section 6.4. Use of Proceeds; Margin Stock. The Borrowers shall use the proceeds of the Revolving Credit to refinance existing indebtedness, for their general corporate and working capital purposes (including Acquisitions), to finance the consummation of the Jefferson Transactions (solely with respect to a Jefferson Credit Event) and to fund certain fees and expenses relating to the Agreement and the transactions contemplated hereby (other than the Jefferson Transactions). No part of the proceeds of any Loan or any other extension of credit made hereunder will be used for any purpose that would result in a violation of Regulation U of the Board of Governors of the Federal Reserve System of the United States (or any successor), as in effect from time to time.

Section 6.5. Financial Reports. The consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at and for the fiscal year ended April 30, 2017, and the related consolidated statements of comprehensive income (loss), shareholders’ equity and cash flows of the U.S. Borrower and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Ernst & Young LLP, independent public accountants heretofore furnished to the Administrative Agent, the L/C Issuers and the Lenders fairly present in all material respects the consolidated financial condition of the U.S. Borrower and its Subsidiaries as at said date and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis.

Section 6.6. No Material Adverse Change. Except to the extent disclosed by the U.S. Borrower in its annual report on Form 10-K most recently filed with the SEC (which, for purposes of this representation to be made on the Closing Date, is the Form 10-K ~~filed~~for the fiscal year ended April 30, 2017), since April 30, 2017, there has been no material adverse change in the business, financial condition, operations, assets or Properties of the U.S. Borrower and its Subsidiaries taken as a whole.

Section 6.7. Full Disclosure. The written information (other than information of a general economic or industry nature) furnished to the Administrative Agent, the L/C Issuers and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby (as modified or supplemented by other information so furnished or publicly available in periodic and other reports, proxy statements and other materials filed by the U.S. Borrower or any Subsidiary with the SEC), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the material statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, and other forward-looking statements furnished to the Administrative Agent, the L/C Issuers and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby, each Borrower represents and warrants only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared. For the avoidance of doubt, with respect to any information relating to the Jefferson Acquired Business delivered on or prior to the consummation of the Jefferson Transactions, such representation is made solely to the best of the Borrower’s knowledge.

Section 6.8. [Reserved].

Section 6.9. Governmental Authority and Licensing. Each Borrower and its Subsidiaries have received all licenses, permits, and approvals of all federal, state, provincial, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same would reasonably be expected to have a Material Adverse Effect.

Section 6.10. Good Title. Each Borrower and its Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent audited consolidated balance sheet of such Borrower and its Subsidiaries furnished to the Administrative Agent, the L/C Issuers and the Lenders (except for sales of assets in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 8.8 hereof, in each case, except as would not reasonably be expected to result in a Material Adverse Effect.

Section 6.11. Litigation and Other Controversies. Except to the extent disclosed by the U.S. Borrower in its annual report on Form 10-K most recently filed with the SEC (which, for purposes of this representation to be made on the Closing Date, is the Form 10-K ~~filed~~for the fiscal year ended April 30, 2017), there is no litigation or governmental or arbitration proceeding pending or threatened in writing, against any Borrower or any Subsidiary or any of their Property, which is reasonably likely to be adversely determined, and if adversely determined, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 6.12. Taxes. All income and other material Tax returns required to be filed by each Borrower or any Subsidiary in any jurisdiction have been filed, and all Taxes due and payable by each Borrower or any Subsidiary with respect to such Tax returns have been paid, except such Taxes, if any, (a) as are being contested in good faith by appropriate proceedings and as to which adequate reserves established in accordance with GAAP have been provided or (b) which failure to pay would not reasonably be expected to result in a Material Adverse Effect. No Borrower knows of any proposed material additional Tax assessment against it or any of its Subsidiaries, for which adequate provisions in accordance with GAAP have not been made on their accounts, that would reasonably be expected to result in a Material Adverse Effect.

Section 6.13. Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by any Borrower of any Loan Document, except those that have been obtained and remain in full force and effect or which are not required to be made or obtained as of each time this representation is made or deemed made.

Section 6.14. Investment Company. Neither Borrower is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 6.15. [Reserved].

Section 6.16. Compliance with Laws. Each Borrower and each of its Subsidiaries is in compliance with all material laws and all material rules and regulations of Governmental Authorities having the force of law, in each case, applicable to it and its Property, except as would not reasonably be expected to have a Material Adverse Effect.

Section 6.17. OFAC. (a) Each Borrower is in compliance with the requirements of all United States and Canadian economic sanctions laws (including without limitation the OFAC Sanctions Program) (collectively, “Sanctions”) applicable to such Borrower, (b) each Subsidiary of each Borrower is in compliance with the requirements of all Sanctions applicable to such Subsidiary, (c) each Borrower has provided to the Administrative Agent, the L/C Issuers and the Lenders all information requested in writing by the Administrative Agent regarding such Borrower and its Affiliates and Subsidiaries that it is necessary for the Administrative Agent, the L/C Issuers and the Lenders to collect to comply with applicable Sanctions; subject however, in the case of Affiliates, to the Borrower’s ability to provide information applicable to them, and (d) no Borrower nor any of its Subsidiaries, nor to each Borrower’s knowledge, any of its respective directors, officers or controlled Affiliates, is, as of the date hereof, named on the current OFAC SDN List or is otherwise the target of any Sanctions.

Section 6.18. FCPA; USA Patriot Act. No Letter of Credit and no part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”). As of the date hereof, each Borrower and its Subsidiaries are in compliance in all material respects with the USA Patriot Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), to the extent applicable to them.

SECTION 7. CONDITIONS PRECEDENT.

Section 7.1. All Credit Events. At the time of each Credit Event hereunder:

(a) other than in the case of a Borrowing constituting a Jefferson Credit Event, each of the representations and warranties set forth herein and in the other Loan Documents (except in the case of any Credit Event occurring after the Closing Date, those contained in Sections 6.6 and 6.11) shall be true and correct in all material respects as of said time, except to the extent the same expressly relate to an earlier date, in which case the same shall be true and correct as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects;

(b) other than in the case of a Borrowing constituting a Jefferson Credit Event, no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event; ~~and~~

(c) (i) in the case of a Borrowing constituting a Credit Event, the Administrative Agent shall have received the notice required by Section 1.6 or Section 1.7 hereof, (ii) in the case of the issuance of any Letter of Credit, the applicable L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 2.1 hereof, and (iii) in the case of an extension or increase in the amount of a Letter of Credit, the applicable L/C Issuer shall have received a written request therefor in a form acceptable to such L/C Issuer together with fees called for by Section 2.1 hereof~~.~~; and

(d) in the case of a Borrowing constituting a Jefferson Credit Event:

(i) (1) Except as set forth on Schedule 2.6 to the Jefferson Acquisition Agreement as in effect on April 4, 2018, since December 31, 2017 and prior to April 4, 2018, no Jefferson Material Adverse Effect shall have occurred and (2) since April 4, 2018, there shall not have been any Jefferson Material Adverse Effect;

(ii) the Jefferson Acquisition shall be consummated substantially concurrently with the Jefferson Credit Event on the Jefferson Acquisition Closing Date in accordance with the Jefferson Acquisition Agreement, and the Jefferson Acquisition Agreement (as in effect on April 4, 2018) has not been amended or modified by the U.S. Borrower, and no condition shall have been waived or consent granted by the U.S. Borrower, in any respect that is materially adverse to the Lenders or to Bank of America without Bank of America’s prior written consent (it being understood and agreed that (i) any decrease in the Jefferson Acquisition Consideration that is accompanied by a dollar-for-dollar reduction in commitments in respect of the Bridge Facility and (ii) any increase in the Jefferson Acquisition Consideration, together with any other increases since April 4, 2018, which does not exceed 5% of the purchase price, in each case shall be deemed not to be materially adverse to the Lenders);

(iii) each of the Jefferson Acquisition Agreement Representations and the Jefferson Specified Acquisition Representations shall be true and correct in all material respects as of the Jefferson Acquisition Closing Date, except to the extent the same expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, provided that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects (after giving effect to any qualification therein);

(iv) the Administrative Agent shall have received a certificate from an Authorized Representative of the U.S. Borrower, certifying as to clauses (d)(i), (d)(ii), (d)(iii) and (d)(ix) of this Section 7.1;

(v) the Administrative Agent shall have received for each of the U.S. Borrower and the Jefferson Acquired Business (a) U.S. GAAP audited consolidated balance sheets and related statements of comprehensive income (loss), stockholders’ equity and cash flows for the three most recently completed fiscal years ended at least 60 days prior to the Jefferson Acquisition Closing Date and (b) U.S. GAAP unaudited consolidated balance sheets and related unaudited statements of comprehensive income (loss) and cash flows for each subsequent interim fiscal quarter ended at least 45 days before the Jefferson Acquisition Closing Date, which financial statements shall, in the case of the U.S. Borrower, meet the requirements in all material respects of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) for a registered public offering of debt Securities of the U.S. Borrower on Form S-1 (except such provisions for which compliance is not customary for private placements of debt securities pursuant to Rule 144A under the Securities Act). The U.S. Borrower’s filing of any required audited financial statements with respect to the U.S. Borrower on Form 10-K or required unaudited financial statements with respect to the U.S. Borrower on Form 10-Q, in each case, will satisfy the requirements with respect to the U.S. Borrower under clauses (a) or (b), as applicable, of this paragraph;

(vi) the Administrative Agent shall have received a solvency certificate from the chief financial officer of the U.S. Borrower in the form attached as Exhibit B to Amendment No. 1;

(vii) [Reserved];

(viii) all third-party indebtedness for borrowed money of the Jefferson Acquired Business and its acquired subsidiaries will be repaid, redeemed or satisfied and discharged and the commitments thereunder terminated and all related guaranties and security interests will be terminated and released (and the Administrative Agent will be provided evidence of the same) under the following agreements: (i) Credit Agreement, dated August 12, 2016, by and among (a) Ainsworth Pet Nutrition Holdings, LLC, (b) Ainsworth Pet Nutrition, LLC, (c) each of DPC Pet Specialties LLC and Hampshire Pet Products, and the other guarantors made party thereto from time to time, (d) Citizens Bank of Pennsylvania and (e) each lender made party thereto from time to time, as amended and supplemented by that certain Joinder and Amendment No. 1 to Credit Agreement, dated June 15, 2017 and (ii) Credit Agreement, dated April 3, 2017, by and among CP APN, Inc., Healthcare of Ontario Pension Plan Trust Fund and the other parties thereto; and the related Promissory Note, dated April 3, 2017, issued by CP APN, Inc. in favor of Healthcare of Ontario Pension Plan Trust Fund under the HOOPP Credit Agreement in the principal amount of $76,500,000;

(ix) no Event of Default described in subsections, (a), (j) or (k) of Section 9.1 shall have occurred and be continuing or would occur as a result of such Jefferson Credit Event;

(x) the aggregate principal amount of such Borrowing made pursuant to the Jefferson Credit Event shall be denominated in U.S. Dollars and shall not exceed $400,000,000 (made ratably by each Lender in proportion to its respective Revolver Percentage); and

(xi) such Jefferson Credit Event shall occur on or prior to the Jefferson Termination Date.

Each request for a Borrowing constituting a Credit Event hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower making such request on the date on such Credit Event as to the facts specified in subsections (a) through (c), both inclusive, of this Section; provided, however, that the Lenders may continue to make advances under the Revolving Credit, in the sole discretion of the Lenders with Revolving Credit Commitments, notwithstanding the failure of any Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or Event of Default or other condition set forth above that may then exist.

For the avoidance of doubt, (a) following the Jefferson Termination Date, Section 7.1(d) and the initial clause of each of Section 7.1(a) and (b) with respect to a Jefferson Credit Event, in each case, shall be of no further force or effect and (b) the U.S. Borrower may not make more than one Borrowing pursuant to 7.1(d) under this Agreement.

Section 7.2. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of all of the following conditions precedent:

(a) the Administrative Agent shall have received this Agreement duly executed by the Borrowers, the Lenders, the Swing Line Lender and each L/C Issuer;

(b) if requested by any Lender, the Administrative Agent shall have received for such Lender such Lender’s duly executed Note of each Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.11 hereof;

(c) the Administrative Agent shall have received copies of each Borrower’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or individual holding a comparable position);

(d) the Administrative Agent shall have received copies of resolutions (or equivalent authorizations) of each Borrower’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, together with specimen signatures of the persons authorized to execute such documents on each Borrower’s behalf, all certified in each instance by its Secretary or Assistant Secretary or other appropriate officer;

(e) the Administrative Agent shall have received copies of the certificates of good standing (or equivalent instrument) for each Borrower (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of state (or equivalent) of the jurisdiction of its incorporation or organization;

(f) the Administrative Agent shall have received a list of each Borrower’s Authorized Representatives;

(g) the Administrative Agent shall have received payment of all fees payable on the Closing Date to the Administrative Agent pursuant to the BAML Fee Letter;

(h) the Administrative Agent shall have received payment of all fees payable on the Closing Date to Bank of America, MLPFS, JPMorgan Chase Bank, N.A., BMO Capital Markets and PNC Bank, National Association, as Lead Arrangers, and to the Lenders (including upfront fees for the Lenders);

(i) the Administrative Agent shall have received payment of all fees and expenses (including without limitation all fees and expenses of U.S. counsel and Canadian counsel to the Administrative Agent) of the Administrative Agent incurred in connection with this Agreement and the transactions contemplated hereby for which (in the case of expenses) an invoice has been submitted to the U.S. Borrower prior to the date hereof;

(j) prior to, or substantially concurrently with the Closing Date, (x) the Refinancing shall have been consummated and all security interests (if any) and guarantees in connection therewith shall be terminated and released and (y) all guarantees in connection with the Existing Term Loan Facility and the Existing Notes shall have been released;

(k) the Administrative Agent shall have received the favorable written opinion of (a) Wachtell, Lipton, Rosen & Katz, special New York counsel to each Borrower, in form and substance satisfactory to the Administrative Agent, (b) Calfee, Halter & Griswold LLP, Ohio counsel to the U.S. Borrower and (c) Blake, Cassels & Graydon LLP, counsel to the Canadian Borrower;

(l) the Administrative Agent and each Lender shall have received all documentation and other information requested by it in writing at least ten (10) Business Days prior to the Closing Date for purposes of ensuring compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, not fewer than three (3) Business Days prior to the Closing Date; and

(m) the Administrative Agent has received a certificate of an Authorized Representative of the U.S. Borrower, certifying as of the Closing Date that:

(i) each of the representations and warranties set forth herein and in the other Loan Documents is true and correct in all material respects as of the Closing Date, except to the extent the same expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects (and the Borrowers’ execution and delivery of this Agreement shall constitute a representation and warranty that the condition precedent contained in this subsection (m)(i) has been satisfied on the date of this Agreement); and

(ii) no Default or Event of Default has occurred and is continuing or would occur as a result of the execution and delivery of this Agreement by the Borrowers or the performance of their respective obligations hereunder ~~;~~.

SECTION 8. COVENANTS.

Each Borrower agrees that, so long as any Revolving Credit Commitment or Loan is outstanding hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 13.13 hereof:

Section 8.1. Maintenance of Business. Each Borrower shall, and shall cause each Subsidiary to, preserve and maintain its existence, except (a) as otherwise provided in Section 8.10 hereof or (b) with respect to any Subsidiary, to the extent the failure to preserve and maintain its existence would not reasonably be expected to result in a Material Adverse Effect.

Section 8.2. Maintenance of Properties. Each Borrower shall, and shall cause each Subsidiary to, maintain, preserve, and keep its Property, plant, and equipment in good repair, working order and condition (ordinary wear and tear excepted), except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 8.3. Taxes and Assessments. Each Borrower shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all material Taxes imposed upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves in accordance with GAAP are provided therefor or to the extent that such failure would not reasonably be expected to result in a Material Adverse Effect.

Section 8.4. Insurance. The Borrowers shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurance companies or through self-insurance, (i) insurance or self-insurance in such amounts (with no greater risk retention) and against such risks as is considered adequate by such Borrower, in its good faith judgment, and (ii) all other insurance as may be required by material law. The Borrowers will furnish to the Administrative Agent, upon the reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

Section 8.5. Financial Reports. The U.S. Borrower shall, and shall cause each Subsidiary to, (x) maintain true and complete books of record and account, in which appropriate entries in conformity with GAAP in accordance with customary business practice shall be made, (y) furnish to the Administrative Agent such information respecting the business and financial condition of the U.S. Borrower and its Subsidiaries as the Administrative Agent may reasonably request and (z) without any request, furnish to the Administrative Agent, the Lenders, and the L/C Issuers:

(a) as soon as available, and in any event no later than 45 days after the last day of the first three fiscal quarters of each fiscal year of the U.S. Borrower, a copy of the consolidated balance sheet of the U.S. Borrower and its Subsidiaries as of the last day of such fiscal quarter and the related consolidated statements of comprehensive income (loss) and cash flows of the U.S. Borrower and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the U.S. Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or another officer of the U.S. Borrower acceptable to the Administrative Agent;

(b) as soon as available, and in any event no later than 90 days after the last day of each fiscal year of the U.S. Borrower, a copy of the consolidated balance sheet of the U.S. Borrower and its Subsidiaries as of the last day of the fiscal year then ended and the related consolidated statements of comprehensive income (loss), stockholders’ equity and cash flows of the U.S. Borrower and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an opinion (without a “going concern” qualification or exception or qualification as to the scope of the audit, other than a “going concern” statement that is due to the impending maturity of the Existing Term Loan Facility or any other Debt or due to the anticipated occurrence of the Revolving Credit Termination Date, in each case, in the following 12 months)

of Ernst & Young LLP or another firm of independent public accountants of recognized national standing, selected by the U.S. Borrower, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial condition of the U.S. Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

(c) notice of any Change of Control;

(d) promptly after knowledge thereof of any Borrower, written notice of (i) any pending litigation or governmental or arbitration proceeding against any Borrower or any Subsidiary or any of their Property which, if adversely determined, would reasonably be expected to have a Material Adverse Effect or (ii) the occurrence of any Default or Event of Default hereunder; and

(e) with each of the financial statements delivered pursuant to subsections (a) and (b) above, a written certificate in the form attached hereto as Exhibit E (Compliance Certificate) signed by the chief financial officer of the U.S. Borrower (or another officer of the U.S. Borrower acceptable to the Administrative Agent) to the effect that no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the U.S. Borrower or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Section 8.20 hereof.

Delivery within the period specified above in clauses (a) and (b) of the U.S. Borrower’s quarterly report on Form 10-Q (with respect to clause (a)) or annual report on Form 10-K (with respect to clause (b)), in each case, prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to have satisfied the requirements of clause (a) or (b) above, as applicable. The U.S. Borrower will be deemed to have made such delivery if it has timely made such Form 10-Q or 10-K, as applicable, available on “EDGAR” and on its homepage on the worldwide web (at the date of this Agreement located at www.smucker.com) and shall have given the Administrative Agent prior notice (which shall contain an electronic link to the location on EDGAR or the U.S. Borrower’s homepage on the worldwide web where such forms are located) of such availability on EDGAR and on its home page in connection with each delivery. The U.S. Borrower may comply with the requirements of the other clauses of this Section 8.5 by publishing such statements and reports on its internet web site or another accessible electronic database and giving the Administrative Agent notice (which shall contain an electronic link to the location on EDGAR or the U.S. Borrower’s homepage on the worldwide web where such forms are located) thereof.

Each Borrower hereby acknowledges and agrees that (A) the Administrative Agent and/or the Lead Arrangers may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (a “Platform”), (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities, (C) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (D) by marking Borrower Materials “PUBLIC”, each Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to such Borrower or its securities for purposes of United States federal and state securities laws; provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 13.26 hereof, (E) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of a Platform designated as “Public Side Information”; and (F) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of a Platform not designated as “Public Side Information”. Notwithstanding the foregoing, the Borrowers shall not be under any obligation to mark any Borrower Materials “PUBLIC”.

Section 8.6. Inspection. Each Borrower shall, and shall cause each Subsidiary to, permit the Administrative Agent and any L/C Issuer (if there are any Letters of Credit outstanding), and each of their duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, its officers having responsibility for the matters being discussed at such reasonable times and intervals as the Administrative Agent or any such Lender or L/C Issuer may designate; provided that, (a) so long as no Event of Default exists, (x) each such visit, discussion or inspection shall be subject to reasonable prior notice to the U.S. Borrower and (y) the Borrowers shall not be required to, or to cause any Subsidiary to, permit more than one such visit, discussion or inspection with respect to the Borrower and its Subsidiaries, collectively, during any twelve (12) month period and (b) the obligations of the Borrowers under this Section 8.6 shall be limited to the extent necessary to permit them to comply with applicable Legal Requirements or the terms of confidentiality agreements entered into by any Borrower or any Subsidiary with any third parties in the ordinary course of business.

Section 8.7. Debt. No Borrower shall, nor shall it permit any Subsidiary to, issue, incur, assume, create, have outstanding any Debt, or incur liabilities for interest rate, currency, or commodity cap, collar, swap, or similar hedging arrangements, or apply for or become liable to the issuer of a letter of credit which supports an obligation of any other Person; provided, however, that the foregoing shall not restrict nor operate to prevent:

(a) the Obligations of the Borrowers owing to the Administrative Agent, the L/C Issuers and the Lenders (and their Affiliates);

(b) obligations of the U.S. Borrower or any Subsidiary arising out of interest rate, foreign currency, and commodity hedging agreements entered into with financial institutions in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;

(c) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(d) intercompany advances from time to time owing by any Subsidiary to the U.S. Borrower or another Subsidiary or by the U.S. Borrower to a Subsidiary, Guarantees and similar undertakings by a Borrower or a Subsidiary in respect of such obligations of the U.S. Borrower or any Subsidiary;

(e) Debt outstanding (or commitments existing) on the date hereof and listed on Schedule 8.7 and any refinancings, refundings, renewals or extensions thereof; provided that the principal amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a premium or other amount paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(f) Debt of any Person that becomes a Subsidiary of a Borrower after the date hereof or is amalgamated with, merged into or consolidated with the U.S. Borrower, the Canadian Borrower or any Subsidiary of the U.S. Borrower after the date hereof, which is existing at the time such Person becomes a Subsidiary of a Borrower or is so amalgamated, merged or consolidated (other than Debt incurred solely in contemplation of such Person’s becoming a Subsidiary of a Borrower);

(g) Guarantees by any Subsidiary of any Debt of any other Subsidiary and Guarantees by any Borrower of any Debt of any other Borrower;

(h) [Reserved];

(i) (a) Priority Debt and (b) obligations of Subsidiaries in respect of letters of credit, in each case, not otherwise permitted by this Section 8.7; provided that the sum of the aggregate principal amount of such Priority Debt and other obligations incurred pursuant to this clause (i) (when taken together, but in the case of such obligations in clause (b), only including the amount of obligations constituting reimbursement obligations with respect to such letters of credit to the extent drawn) plus (without duplication) the aggregate principal amount of indebtedness or other obligations secured by a Lien pursuant to Section 8.8(j) do not exceed 10% of Consolidated Total Capitalization as of the most recently ended fiscal quarter of the U.S. Borrower at any time; and

(j) Debt of any Borrower and obligations of any Borrower in respect of letters of credit not otherwise permitted by this Section 8.7, provided that immediately after the incurrence thereof the U.S. Borrower is in compliance on a pro forma basis with Section 8.20(a) hereof.

Section 8.8. Liens. No Borrower shall, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

(a) Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under (i) ERISA or (ii) any Canadian federal and provincial pension laws unless such Lien arises or persists in the normal course of the funding or administration of a Canadian Pension Plan in compliance with applicable law), good faith cash deposits in connection with tenders, contracts or leases to which any Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money;

(b) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business;

(c) judgment liens and judicial attachment liens not constituting an Event of Default under Section 9.1(g) hereof and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding;

(d) any interest or title of a lessor under any operating lease;

(e) easements, rights-of-way, restrictions, and other similar encumbrances against real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of any Borrower or any Subsidiary;

(f) Liens existing on the date hereof and any renewals or extensions thereof, provided that (i) the Property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 8.7(e), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.7(e);

(g) Liens on Property of a Person existing at the time such Person is amalgamated with, merged into or consolidated with the U.S. Borrower, the Canadian Borrower or any Subsidiary of the U.S. Borrower or becomes a Subsidiary of the U.S. Borrower; provided that (i) such Liens were not created in contemplation of such amalgamation, merger, consolidation or investment, (ii) such Liens do not extend to any assets other than those of the Person amalgamated with, merged into or consolidated with the U.S. Borrower, the Canadian Borrower or such Subsidiary or acquired by the U.S. Borrower or such Subsidiary, and (iii) any Debt secured by any such Lien is permitted under Section 8.7(f);

(h) reservations and exceptions relating to Property in Canada contained or implied by statute in the original disposition from the Crown in right of Canada and grants made by the Crown in right of Canada of interests so reserved or accepted;

(i) Liens securing intercompany advances permitted by Section 8.7(d) to the extent solely in favor of a Borrower or a Subsidiary; and

(j) Liens not otherwise permitted by this Section 8.8 securing indebtedness or other obligations not prohibited by Section 8.7, provided that the aggregate principal amount of Debt incurred pursuant to Section 8.7(i) plus (without duplication) the aggregate principal amount of such indebtedness or other obligations secured by a Lien pursuant to this subsection (j) will not exceed 10% of Consolidated Total Capitalization as of the most recently ended fiscal quarter of the U.S. Borrower at any time.

Section 8.9. [Reserved].

Section 8.10. Mergers, Consolidations and Sales. (a) The U.S. Borrower shall not be a party to any Merger; provided, however, that the foregoing shall not apply to nor operate to prevent a Merger if, immediately after giving effect to such Merger, no Default or Event of Default exists and (i) the U.S. Borrower is the continuing and surviving Person or (ii) if the U.S. Borrower is not the continuing and surviving Person, (A) the U.S. Borrower (x) provides the Administrative Agent, the Lenders and the L/C Issuers at least ten (10) Business Days’ advance written notice prior to such Merger and (y) uses its reasonable best efforts to deliver to the Administrative Agent, the Lenders and the L/C Issuers all documentation and other information regarding such continuing and surviving Person requested by the Administrative Agent, the Lenders and the L/C Issuers in writing at least seven (7) Business Days prior to the such Merger for purposes of ensuring compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, not fewer than two (2) Business Days prior to such Merger and (B) if the continuing and surviving Person is not a Domestic Subsidiary (prior to giving effect to such transaction or related series of transactions) (w) the continuing and surviving Person is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, (x) immediately prior to such Merger, the continuing and surviving Person (I) is not an operating company, (II) does not hold any equity interests, directly or indirectly, in any operating company and (III) is not owned or controlled, directly or indirectly, by any operating company, in the case of subclauses (I), (II) and (III), other than the U.S. Borrower and its Subsidiaries (prior to giving effect to such transaction or related series of transactions), (y) such Merger is not part of any acquisition transaction involving an operating company other than the U.S. Borrower and its Subsidiaries (prior to giving effect to such transaction or related series of transactions) and (z) the continuing and surviving Person delivers a written instrument reasonably satisfactory to the Administrative Agent confirming its assumption of all of the Obligations of the U.S. Borrower;

(b) The Canadian Borrower shall not be a party to any Merger; provided, however, that the foregoing shall not apply to nor operate to prevent (i) a Merger by the Canadian Borrower with the U.S. Borrower where the U.S. Borrower is the continuing and surviving Person, (ii) a Merger of the Canadian Borrower with a Subsidiary after giving effect to which, a Wholly-Owned Subsidiary shall be the continuing and surviving Person and (iii) a Merger of the Canadian Borrower with any other Person after giving effect to which the Canadian Borrower or any other Wholly-Owned Subsidiary is the surviving and continuing Person; provided that, in each case, the amalgamated or continuing and surviving Person resulting from such transaction (x) is organized and existing under the laws of Canada or any province or territory thereof, the United States of America or any state thereof or the District of Columbia and (y) shall deliver a written confirmation to the Administrative Agent confirming that it is subject to all of the Obligations of the Canadian Borrower hereunder;

(c) The U.S. Borrower shall not, nor shall it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of all or substantially all of the Property of the U.S. Borrower and its Subsidiaries, taken as a whole; provided, however, that the foregoing shall not apply to nor operate to prevent any such sale, transfer, lease or other disposition so long as no Default or Event of Default exists prior to and immediately after giving effect to such sale, transfer or lease.

Upon the consummation of a Merger that is permitted by Section 8.10 hereof and to which the U.S. Borrower is a party but is not the surviving or continuing Person, the successor Person formed by such Merger or into which the U.S. Borrower is merged, consolidated or amalgamated shall succeed to, and be substituted for, and may exercise every right and power of, the U.S. Borrower hereunder and under the other Loan Documents with the same effect as if such successor Person had been named as the U.S. Borrower herein and the U.S. Borrower shall thereupon be released from all obligations hereunder and under the other Loan Documents.

Section 8.11. [Reserved].

Section 8.12. [Reserved].

Section 8.13. Compliance with Laws. Each Borrower shall, and shall cause each Subsidiary to, comply in all material respects with the requirements of all federal, state, provincial, and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its Property or business operations, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith and by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

Section 8.14. Compliance with Sanctions and the FCPA. (a) Each Borrower shall at all times comply with the requirements of all United States and Canadian export controls laws and Sanctions applicable to such Borrower and shall cause each of its Subsidiaries to comply with the requirements of all Sanctions applicable to such Subsidiary.

(b) Each Borrower shall provide the Administrative Agent, the L/C Issuers and the Lenders any information requested in writing by the Administrative Agent, L/C Issuers and the Lenders regarding such Borrower, its Affiliates, and its Subsidiaries that it is necessary for the Administrative Agent, the L/C Issuers and the Lenders to collect to comply with applicable Sanctions; subject however, in the case of Affiliates, to such Borrower’s ability to provide information applicable to them.

(c) If any Borrower obtains actual knowledge or receives any written notice that such Borrower, any controlled Affiliate or any Subsidiary is named on the then current OFAC SDN List (such occurrence, an “OFAC Event”), such Borrower shall promptly (i) give written notice to the Administrative Agent, the L/C Issuers and the Lenders of such OFAC Event, and (ii) comply with all applicable laws with respect to such OFAC Event (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States), including Sanctions.

(d) No Borrower shall, nor shall it permit any Subsidiary to, use any of the proceeds of the Loans or use any Letter of Credit, directly or, to the knowledge of any Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

(e) No Borrower shall, nor shall it permit any Subsidiary to, use any of the proceeds of the Loans or use any Letter of Credit, directly or (to the knowledge of the U.S. Borrower) indirectly, to fund any activities or business (x) of or with any individual or entity named on the most current OFAC SDN List or any other economic sanctions list maintained by OFAC or the U.S. Department of State, or any individual or entity owned 50% or more directly or indirectly by one or more parties named on any such list, or (y) in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, except, in the case of (x) or (y), to the extent permissible for a Person required to comply with Sanctions.

Section 8.15. [Reserved].

Section 8.16. [Reserved].

Section 8.17. [Reserved].

Section 8.18. Use of Proceeds. Each Borrower shall use the credit extended to it under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.

Section 8.19. [Reserved].

Section 8.20. Financial Covenants. (a) Total Leverage Ratio. As of the last day of each fiscal quarter of the U.S. Borrower, commencing with the first fiscal quarter ending after the Closing Date, (i) if the Jefferson Acquisition Closing Date shall not have occurred, the U.S.

Borrower shall not permit the Total Leverage Ratio to be greater than, (A) for all periods prior to January 31, 2019, 4.00 to 1.00 or (B) for all periods ending January 31, 2019 and thereafter, 3.75 to 1.00; provided that at the election of the U.S. Borrower, exercised by written notice delivered by the U.S. Borrower to the Administrative Agent at any time prior to the date that is 30 days following consummation of any Material Acquisition by the U.S. Borrower or any Subsidiary, such maximum Total Leverage Ratio shall be increased to 4.00 to 1.00; provided, further, that such increase (x) shall not go into effect until the consummation of such Material Acquisition and (y) shall only apply for a period of twelve months from and after the consummation of such Material Acquisition~~.~~ and (ii) from and after the Jefferson Acquisition Closing Date, the U.S. Borrower shall not permit the Total Leverage Ratio to be greater than, (A) for all periods to and including the fiscal period ending April 30, 2019, 4.75 to 1.00, (B) for all periods thereafter to and including the fiscal period ending April 30, 2020, 4.25 to 1.00 or (C) for all periods thereafter, 3.75 to 1.00; provided that at the election of the U.S. Borrower, exercised by written notice delivered by the U.S. Borrower to the Administrative Agent at any time prior to the date that is 30 days following consummation of any Material Acquisition by the U.S. Borrower or any Subsidiary, such maximum Total Leverage Ratio under this clause (C) shall be increased to 4.00 to 1.00; provided, further, that such increase (x) shall not go into effect until the consummation of such Material Acquisition and (y) shall only apply for a period of twelve months from and after the consummation of such Material Acquisition.

(b) Interest Coverage Ratio. As of the last day of each fiscal quarter of the U.S. Borrower, commencing with the first fiscal quarter ending after the Closing Date, the U.S. Borrower shall not permit the Interest Coverage Ratio to be less than 3.5 to 1.00.

(c) At any time after the definitive agreement for any Material Acquisition shall have been executed (or, in the case of a Material Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Material Acquisition (or termination of the definitive documentation in respect thereof), any Acquisition Indebtedness (and the proceeds of such indebtedness) shall be excluded from the determination of maximum Total Leverage Ratio and minimum Interest Coverage Ratio.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

Section 9.1. Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a) default in the payment when due of all or any part of the principal of any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation, or default for a period of five (5) days in the payment when due of any interest, fee or other Obligation payable hereunder or under any other Loan Document;

(b) default in the observance or performance of any covenant set forth in 8.5(d), 8.7, 8.8, 8.10, or 8.20 hereof;

(c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after written notice thereof is given to any Borrower by the Administrative Agent;

(d) any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

(e) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any Loan Party takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

(f) default shall occur under any Indebtedness for Borrowed Money issued, assumed or guaranteed by any Borrower or any Subsidiary aggregating in excess of $150,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and (i) either (x) the maturity of any such Indebtedness for Borrowed Money shall have been accelerated or (y) such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or (ii) any such Indebtedness for Borrowed Money shall not be paid when due;

(g) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Borrower or any Subsidiary, or against any of its Property, in an aggregate amount in excess of $150,000,000 (except to the extent fully covered by independent third-party insurance and as to which the insurer has not disclaimed coverage), and which remains undischarged, unvacated, unbonded or unstayed for a period of 45 days;

(h) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Borrower under ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which would be expected to result in a Material Adverse Effect;

(i) any Change of Control shall occur;

(j) any Borrower or any Major Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, the Bankruptcy and Insolvency Act (Canada), as amended, or the Companies Creditors Arrangement Act (Canada), as amended, or the Winding-Up and Restructuring Act (Canada), as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, receiver and manager, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, the Bankruptcy and Insolvency Act (Canada), as amended, or the Companies Creditors Arrangement Act (Canada), as amended, or the Winding-Up and Restructuring Act (Canada), as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith and with continued due diligence any appointment or proceeding described in Section 9.1(k) hereof; or

(k) a custodian, receiver, receiver and manager, trustee, examiner, liquidator or similar official shall be appointed for any Borrower or any Major Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 9.1(j)(v) shall be instituted against any Borrower or any Major Subsidiary, and such appointment is not immediately contested in good faith and with continued due diligence continues undischarged or such proceeding is not immediately contested in good faith and with continued due diligence and continues undismissed or unstayed for a period of 60 days.

Section 9.2. Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsection (j) or (k) of Section 9.1 hereof with respect to any Borrower) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrowers: (a) if so directed by the Required Lenders, terminate the remaining Revolving Credit Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; (c) if so directed by the Required Lenders, demand that each Borrower immediately pay to the Administrative Agent the full amount then available for drawing under each or any Letter of Credit issued for such Borrower’s account hereunder, and each Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by such Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require such Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit and (d) subject to Section 13.2(b) hereof, exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents. The Administrative Agent, after giving notice to any Borrower pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 9.1 hereof with respect to any Borrower has occurred and is continuing, then (a) all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, (b) the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate, (c) each Borrower shall immediately pay to the Administrative Agent the full amount then available for drawing under all outstanding Letters of Credit issued for such Borrower’s account hereunder, each Borrower acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by such Borrower to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require such Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit, and (d) subject to Section 13.2(b) hereof, the Administrative Agent may exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents.

Section 9.4. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit issued for the account of a Borrower hereunder is required under Section 1.9(b), Section 1.15, Section 9.2 or Section 9.3 above, such Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

(b) All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit issued at the request of the Borrower that made such prepayment then or thereafter made by the applicable L/C Issuer, and to the payment of the unpaid balance of all other Obligations of such Borrower. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuers. If and when requested by the relevant Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less; provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from such Borrower to any L/C Issuer, the Administrative Agent or the Lenders; provided, however, that (i) if any Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 1.9(b) and Section 1.15 hereof, if any, at the request of such Borrower the Administrative Agent shall release to such Borrower amounts held in the Collateral Account so long as at the time of the release and after giving effect thereto no Default or Event of Default exists and, in the case of Section 1.15 hereof, the Defaulting Lender Period with respect to the relevant Defaulting Lender has terminated, and (ii) if any Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 9.2 or 9.3 hereof, so long as no Letters of Credit, Revolving Credit Commitments,

Loans or other Obligations remain outstanding, at the request of such Borrower the Administrative Agent shall release to such Borrower any remaining amounts prepaid by such Borrower that are held in the Collateral Account.

SECTION 10. CHANGE IN CIRCUMSTANCES.

Section 10.1. Change of Law. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any change in applicable law or regulation (and for purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all regulations, guidelines or directives in connection therewith (the “Dodd-Frank Act”) and all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or foreign regulatory authorities (the “Basel III Rules”) are deemed to have been adopted and gone into effect after the date hereof), or in the interpretation thereof, in each case occurring after the date hereof, makes it unlawful for any Lender to make or continue to maintain any LIBOR Loans or CAD CDOR Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrowers and such Lender’s obligations to make or maintain LIBOR Loans or CAD CDOR Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain LIBOR Loans or CAD CDOR Loans. Each Borrower, at its election, shall either (i) prepay on demand the outstanding principal amount of any such affected LIBOR Loans or CAD CDOR Loans made to it, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement, (ii) in the case of the U.S. Borrower, convert the principal amount of the affected LIBOR Loans from such Lender into U.S. Base Rate Loans from such Lender (including, to the extent necessary, by converting the currency of such Loans denominated in Euros into U.S. Dollars) or (iii) in the case of the Canadian Borrower, convert the principal amount of the affected CAD CDOR Loans from such Lender into U.S. Base Rate Loans from such Lender (and converting the currency of such Loans into U.S. Dollars in the U.S. Dollar Equivalent amount thereof), which U.S. Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.

Section 10.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR or CAD CDOR Rate. If on or prior to the first day of any Interest Period for any Borrowing of LIBOR Loans or CAD CDOR Loans:

(a) the Administrative Agent determines that deposits in U.S. Dollars, Euros or Canadian Dollars (in the applicable amounts) are not being offered to it in the interbank market for such Interest Period, or that by reason of circumstances affecting the relevant interbank market adequate and reasonable means do not exist for ascertaining the ~~applicable LIBOR or~~ CAD CDOR Rate (the “Impacted Loans”), or

(b) the Required Lenders advise the Administrative Agent that ~~(i)~~ (i) LIBOR or CAD CDOR Rate as determined by the Administrative Agent, acting reasonably, will not adequately and fairly reflect the cost to such Lenders of funding their LIBOR Loans or CAD CDOR Loans, respectively, for such Interest Period or ~~(ii)~~ (ii) the making or funding of LIBOR Loans or CAD CDOR Loans become impracticable,

then the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Administrative Agent gives subsequent notice to the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make or maintain LIBOR Loans or CAD CDOR Loans shall be suspended; provided that if the Administrative Agent provides any such notice to the Borrowers, the applicable Borrower may elect to either prepay or convert such LIBOR Loans to U.S. Base Rate Loans in accordance with the provisions of the final sentence of Section 10.1. The Administrative Agent shall not make a determination described in Section 10.2(a), and no Lender shall advise the Administrative Agent as described in Section 10.2(b), unless the Administrative Agent or such Lender, as applicable, is then generally making or will thereafter generally make similar determinations or deliver similar advice, in each case, under comparable credit facilities with similar provisions to this Section 10.2 to which it is a party with borrowers that are similarly situated to and of similar creditworthiness to the relevant Borrower.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) of this Section 10.2, the Administrative Agent, in consultation with the Borrowers and the Required Lenders, may establish an alternative interest rate for the Impacted Loans (in a manner consistent with the manner in which it has established such alternative interest rates under other credit facilities to which it is a party with borrowers that are similarly situated to and of similar creditworthiness to the Borrowers), in which case, such alternative rate of interest shall apply with respect to the Impacted Loans unless and until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section 10.2, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrowers that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrowers written notice thereof.

Section 10.3. Proposed LIBOR Amendment. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error), or the Borrowers or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrowers) that the Borrowers or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR Index Rate for any requested Interest Period, including, without limitation, because the LIBOR

Screen Rate, is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR Index Rate or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR Index Rate, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace LIBOR Index Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans or Interest Periods), and, (y) in the case that a LIBOR Successor Rate has not been determined, the LIBOR Quoted Rate component shall no longer be utilized in determining the U.S. Base Rate. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of U.S. Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

Section 10.4. ~~Section 10.3.~~ Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation (and for purposes of this Agreement, the Dodd-Frank Act and the Basel III Rules are deemed to have been adopted and gone into effect after the date hereof), or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or any L/C Issuer (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any LIBOR Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or any L/C Issuer (or its Lending Office) or shall impose on any Lender (or its Lending Office) or any L/C Issuer (or its Lending Office) or on the interbank market any other condition affecting its LIBOR Loans, its Notes, its CAD CDOR Loans, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make LIBOR Loans or CAD CDOR Loans, or to issue a Letter of Credit, or to participate therein; or

(ii) shall subject any Lender (or its Lending Office) or any L/C Issuer (or its Lending Office) to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or on its obligation to make Loans, or to issue a Letter of Credit, or to participate therein, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) or such L/C Issuer (or its Lending Office) of making or maintaining any LIBOR Loan or CAD CDOR Loans (or in the case of Taxes, any Loan), issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) or such L/C Issuer (or its Lending Office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender or L/C Issuer to be material, then, within 15 days after demand by such Lender or L/C Issuer (with a copy to the Administrative Agent), the U.S. Borrower shall pay or cause the relevant Loan Party to pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer for such increased cost or reduction; provided that such amounts shall be no greater than amounts that such Lender or L/C Issuer is generally charging other borrowers or account parties similarly situated to and of similar creditworthiness to the Borrowers.

(b) If, after the date hereof, any Lender, any L/ C Issuer, or the Administrative Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity (and for purposes of this Agreement, the Dodd-Frank Act and the Basel III Rules are deemed to have been adopted and gone into effect after the date hereof), or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) or any L/C Issuer (or its Lending Office) or any corporation controlling such Lender or L/C Issuer with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) of any such authority, central bank or comparable agency, has had the effect of reducing the rate of return on such Lender’s or L/C Issuer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or L/C Issuer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or L/C Issuer’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender or L/C Issuer to be material, then from time to time, within 15 days after demand by such Lender or L/C Issuer (with a copy to the Administrative Agent), each Borrower shall pay to such Lender or L/C Issuer, as applicable, such additional amount or amounts as will compensate such Lender or L/C Issuer for such reduction; provided that such amounts shall be no greater than amounts that such Lender or L/C Issuer is generally charging other borrowers or account parties similarly situated to and of similar creditworthiness to the Borrowers.

(c) A certificate of a Lender or L/C Issuer claiming compensation under this Section ~~10.3~~10.4 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined. In determining such amount, subject to the provisos at the end of clauses (a) and (b) above, such Lender or L/C Issuer may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, the Borrowers shall not be obligated to compensate any Lender or L/C Issuer for any increased costs or reductions incurred more than 90 days prior to the date the Lender or L/C Issuer, as the case may be, notifies such Borrower of its intention to claim compensation therefor and no Lender shall be entitled to claim any amounts pursuant to this Section ~~10.3~~10.4, unless such Lender is then generally claiming or generally will claim such amounts in similar circumstances under comparable credit facilities with similar provisions to this Section ~~10.3~~10.4 to which it is a party with borrowers that are similarly situated to and of similar creditworthiness to the relevant Borrower.

Section 10.5. ~~Section 10.4.~~ Lending Offices. Each Lender and L/C Issuer may, at its option, elect to make its Loans and issue its Letters of Credit hereunder at the branch, office or affiliate specified on the Administration Questionnaire provided by it to the Administrative Agent (each a “Lending Office”) for each type of Loan available hereunder and for each Borrower hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrowers and the Administrative Agent. All terms of this Agreement shall apply to any such Lending Office and the Loans, Letters of Credit, participations in L/C Obligations and any Notes issued hereunder shall be deemed held by each Lender or each L/C Issuer, as the case may be, for the benefit of any such Lending Office. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its LIBOR Loans or CAD CDOR Loans to reduce any liability of the Borrowers to such Lender under Section ~~10.3~~10.4 hereof or to avoid the unavailability of LIBOR Loans or CAD CDOR Loans under Section 10.2 hereof, so long as such designation is not otherwise disadvantageous to the Lender.

Section 10.6. ~~Section 10.5.~~ Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to LIBOR Loans or CAD CDOR Loans shall be made as if each Lender had actually funded and maintained each LIBOR Loan or CAD CDOR Loan through the purchase of deposits in the applicable interbank eurodollar market having a maturity corresponding to such Loan’s Interest Period and bearing an interest rate equal to LIBOR or CDOR for such Interest Period.

SECTION 11. THE ADMINISTRATIVE AGENT.

Section 11.1. Appointment and Authorization of Administrative Agent. Each Lender and each L/C Issuer hereby appoints Bank of America as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Lenders and the L/C Issuers expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders or the L/C Issuers in respect of the Loan Documents, the Borrowers or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders or the L/C Issuers except as expressly set forth herein or therein.

Section 11.2. Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Affiliate of any Borrower as if it were not the Administrative Agent under the Loan Documents. The term “Lender” as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender (if applicable).

Section 11.3. Action by Administrative Agent. If the Administrative Agent receives from any Borrower a written notice of an Event of Default pursuant to Section 8.5 hereof, the Administrative Agent shall promptly give each of the Lenders and the L/C Issuers written notice thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Section 9.2. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders and L/C Issuers; provided that (a) in no event shall the Administrative Agent be required to take any action or refrain from taking any action in violation of applicable law or of any provision of any Loan Document, and (b) the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking, continuing to take or refraining from taking any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender, an L/C Issuer, or a Borrower. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

Section 11.4. Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 11.5. Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable (a) for any action taken or not taken by it in connection with the Loan Documents with the consent or at the request of the Required Lenders or (b) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of any Borrower or any Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the L/C Issuers, the Borrowers, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Obligation as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender and each L/C Issuer acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender or L/C Issuer, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrowers in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender and each L/C Issuer to keep itself informed as to the creditworthiness of any Borrower and its Subsidiaries, and the Administrative Agent shall have no liability to any Lender or any L/C Issuer with respect thereto. Without limiting the generality of the foregoing, the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Section 11.6. Indemnity. The Lenders shall ratably, in accordance with their respective Revolver Percentages, indemnify and hold the Administrative Agent, each L/C Issuer and their respective directors, officers, employees, agents, and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by any Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified as determined by a court of competent jurisdiction in a final non-appealable judgment. The obligations of the Lenders under this Section 11.6 shall survive termination of this Agreement. The Administrative Agent and each L/C Issuer shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent, any L/C Issuer, or the Swing Line Lender hereunder (whether as fundings of participations, indemnities or otherwise, and with any amounts offset for the benefit of the Administrative Agent to be held by it for its own account and with any amounts offset for the benefit of an L/C Issuer or the Swing Line Lender to be remitted by the Administrative Agent to of for the account of such L/C Issuer or the Swing Line Lender, as applicable), but shall not be entitled to offset against amounts owed to the Administrative Agent, any L/C Issuer or the Swing Line Lender by any Lender arising outside of this Agreement and the other Loan Documents.

Section 11.7. Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the L/C Issuers, and the Borrowers. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the consent (which shall not be unreasonably withheld or delayed) of the Borrowers if no Event of Default shall have occurred and be continuing. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the resigning Administrative Agent’s giving of notice of resignation then the resigning Administrative Agent shall use commercially reasonable efforts to, on behalf of the Lenders, immediately appoint a successor Administrative Agent, which may be any Lender hereunder or, with the consent (which shall not be unreasonably withheld or delayed) of the Borrowers if no Event of Default shall have occurred and be continuing, any commercial bank, or an Affiliate of a commercial bank, having an office in the United States of America and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the resigning Administrative Agent under the Loan Documents. Whether or not a successor has been appointed, the resigning

Administrative Agent shall be discharged from its duties and obligations under the Loan Documents on the earlier of the date upon which the successor Administrative Agent assumes its duties and the day that is sixty (60) days after the resigning Administrative Agent’s giving of notice of resignation. After any resigning Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 11 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and the Borrowers shall be directed to make all payments due each Lender and each L/C Issuer hereunder directly to such Lender or L/C Issuer.

Section 11.8. L/C Issuer and Swing Line Lender. Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by such L/C Issuer and the documents associated therewith, and the Swing Line Lender shall act on behalf of the Lenders with respect to any Swing Loans made by the Swing Line Lender hereunder. Each L/C Issuer and the Swing Line Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Section 11 with respect to any acts taken or omissions suffered by the applicable L/C Issuer in connection with Letters of Credit issued by such L/C Issuer or proposed to be issued by it and the Applications pertaining to such Letters of Credit or by the Swing Line Lender in connection with Swing Loans made or to be made by the Swing Line Lender hereunder as fully as if the term “Administrative Agent”, as used in this Section 11, included each such L/C Issuer and the Swing Line Lender with respect to such acts or omissions and (b) as additionally provided in this Agreement with respect to such L/C Issuer or the Swing Line Lender, as applicable. Any resignation by Bank of America as Administrative Agent pursuant to Section 11.7 shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make U.S. Base Rate Loans or fund risk participations in Reimbursement Obligations pursuant to Section 1.3. If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make U.S. Base Rate Loans or fund risk participations in outstanding Swing Loans pursuant to Section 1.7. Upon the appointment by the Borrowers of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 11.9. Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” “co-agents” or other designations for purposes hereto, but such designation shall have no substantive effect, and neither the Lead Arrangers, syndication agents or co-agents named herein nor any such Lenders and their Affiliates shall have any additional powers, duties or responsibilities as a result of being named herein or of being so designated by the Administrative Agent. The Administrative Agent may perform its duties hereunder through one or more of its branches (including its Canada branch), employees or attorneys-in-fact.

Section 11.10. ~~[Reserved]~~ERISA Lender Representation.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Revolving Credit Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:

(i) none of the Administrative Agent or the Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or the Lead Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Revolving Credit Commitments or this Agreement.

(c) The Administrative Agent and the Lead Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Revolving Credit Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Revolving Credit Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 11.11. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.1 and 13.15 hereof) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.1 and 13.15 hereof.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

SECTION 12. THE GUARANTEE.

Section 12.1. The Guarantee. To induce the Lenders and the L/C Issuers to provide the credits described herein and in consideration of benefits expected to accrue to the Borrowers by reason of the Revolving Credit Commitments, the Loans and the Letters of Credit and for other good and valuable consideration, receipt of which is hereby acknowledged, the U.S. Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Lenders, and the L/C Issuers, the due and punctual payment of all present and future Obligations of the Canadian Borrower, including, but not limited to, the due and punctual payment by the Canadian Borrower of principal of and interest on the Loans, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by the Canadian Borrower under the Loan Documents, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof or any other applicable Loan Document (including all interest, costs, fees, and charges after the entry of an order for relief against the Canadian Borrower in a case under the Bankruptcy and Insolvency Act (Canada), as amended, or the Companies Creditors Arrangement Act (Canada), as amended, or the Winding-Up and Restructuring Act (Canada), as amended, or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Canadian Borrower in any such proceeding). In case of failure by the Canadian Borrower punctually to pay any of its Obligations, the U.S. Borrower hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Canadian Borrower.

Section 12.2. Guarantee Unconditional. The obligations of the U.S. Borrower under this Section 12 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the Canadian Borrower or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

(b) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting any Borrower or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Borrower or other obligor or of any other guarantor contained in any Loan Document;

(c) the existence of any claim, set-off, or other rights which the Canadian Borrower or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, any L/C Issuer or any other Person, whether or not arising in connection herewith;

(d) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Borrower or other obligor, any other guarantor, or any other Person or Property;

(e) any application of any sums by whomsoever paid or howsoever realized to any obligation of any Borrower or other obligor, regardless of what obligations of any Borrower or other obligor remain unpaid;

(f) any invalidity or unenforceability relating to or against any Borrower or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower or other obligor or any other guarantor of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents; or

(g) any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, any L/C Issuer, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the U.S. Borrower under this Section 12.

The Guaranty is a guaranty of payment and not of collection.

Section 12.3. Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. The U.S. Borrower’s obligations under this Section 12 shall remain in full force and effect until the Revolving Credit Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on all Loans and all other amounts payable by all Borrowers under this Agreement and under all other Loan Documents (other than contingent indemnification obligations for which no claim has been made) have been paid. If at any time any payment of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable by any Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower, or otherwise, the U.S. Borrower’s obligations under this Section 12 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

Section 12.4. Subrogation. The U.S. Borrower agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations (other than contingent indemnification obligations for which no claim has been made) shall have been paid in full subsequent to the termination of all the Revolving Credit Commitments and expiration of all Letters of Credit. If any amount shall be paid to the U.S. Borrower on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable by the Borrowers hereunder and under the other Loan Documents (other than contingent indemnification obligations for which no claim has been made) and (y) the termination of the Revolving Credit Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent, the Lenders, and the L/C Issuers and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders and the L/C Issuers or be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

Section 12.5. Waivers. With respect to its obligations under this Section 12, the U.S. Borrower irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, any L/C Issuer, or any other Person against any Borrower or other obligor, another guarantor, or any other Person.

Section 12.6. Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against the U.S. Borrower under this Section 12 shall not exceed $1.00 less than the lowest amount which would render the U.S. Borrower’s obligations under this Section 12 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.

Section 12.7. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Canadian Borrower under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Canadian Borrower, all such amounts otherwise subject to acceleration with respect to the Canadian Borrower under the terms of this Agreement or the other Loan Documents shall nonetheless be payable by the U.S. Borrower hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

Section 12.8. Benefit to Guarantor. The Canadian Borrower and the U.S. Borrower are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Canadian Borrower has a direct impact on the success of the U.S. Borrower. The U.S. Borrower acknowledges that it will derive substantial direct and indirect benefit from the extensions of credit hereunder.

Section 12.9. No Liability of Canadian Borrower for U.S. Borrower Obligations. Notwithstanding anything herein or in the other Loan Documents to the contrary, (i) the Canadian Borrower shall not be liable or in any manner responsible for, or be deemed to have guaranteed, directly or indirectly, whether as a primary obligor, guarantor, indemnitor, or otherwise, and none of its assets shall secure, directly or indirectly, any Obligations of the U.S. Borrower and (ii) the Canadian Borrower shall not be obligated to make any payment under any of the Loan Documents on behalf of, or with respect to, any Obligations of the U.S. Borrower.

SECTION 13. MISCELLANEOUS.

Section 13.1. Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Administrative Agent or Loan Party) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by applicable law to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent shall withhold or make such deductions as are determined by such Loan Party or the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions for Indemnified Taxes (including deductions for Indemnified Taxes applicable to additional sums payable under this Section 13.1) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction of Indemnified Taxes been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers, shall timely pay or cause the relevant Loan Party to pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Without duplication of any additional amounts paid pursuant to Section 13.1(a), the Borrowers shall, or shall cause the relevant Loan Party to, indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 13.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In the event such certificate reflects Indemnified Taxes that were paid by the Administrative Agent to a Governmental Authority, the Administrative Agent shall also deliver to the relevant Borrower the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by law to report such payment or other evidence of such payment reasonably satisfactory the Borrower.

(ii) Each Lender shall severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.11 relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Administrative Agent, after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this Section 13.1, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by law to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the applicable Borrower and the Administrative Agent, at the time or times reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to information reporting or withholding (including backup withholding) requirements or is entitled to the benefits of any applicable income tax treaty or convention. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 13.1(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, if the applicable Borrower is the U.S. Borrower:

(A) any Lender that is a U.S. Person (or, if such Lender is disregarded as an entity separate from its owner for U.S. federal tax purposes, the Person treated as its owner for U.S. federal income tax purposes) shall deliver to the U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Borrower or the Administrative Agent), duly completed and executed originals of IRS Form W-9 certifying that such Lender or such U.S. Person, as applicable, is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal tax purposes, the Person treated as its owner for U.S. federal income tax purposes) shall, to the extent it is legally entitled to do so, deliver to the U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Borrower or the Administrative Agent), whichever of the following is applicable:

(1) duly completed and executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to an applicable income tax treaty;

(2) duly completed and executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender (or, if such Foreign Lender is disregarded as an entity separate from its owner for U.S. federal tax purposes, the Person treated as its owner for U.S. federal tax purposes) claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender (or such other Person) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed and executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable;

(4) duly completed and executed originals of IRS Form W8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the U.S. Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the applicable Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 13.1 expires or becomes obsolete or inaccurate in any respect, it shall promptly (x) update such form or certification or (y) notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.

(iv) Each Lender shall promptly (A) notify the Borrowers and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) if, pursuant to Section 13.1, any Lender becomes entitled to (I) receive from the Borrowers any payment of any Indemnified Taxes or additional amounts or (II) have a Borrower pay to any Governmental Authority for the account of such Lender any Indemnified Taxes or additional amounts, then, in each case, such Lender shall (at the request of the relevant Borrower) take such steps as shall not be disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable law of any jurisdiction that a Borrower or the Administrative Agent make any withholding or deduction for Taxes from amounts payable to such Lender. The Borrowers hereby agree to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such re-designation.

(f) Treatment of Certain Refunds. Unless required by applicable law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines in its sole discretion (which shall be exercised in good faith) that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 13.1, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 13.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest (to the extent accrued from the date such refund is paid over to the Loan Party) or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will a Recipient be required to pay any amount to a Loan Party pursuant to this paragraph (f) to the extent such payment would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 13.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all other Obligations.

(h) Canadian Borrower. Notwithstanding anything to the contrary set forth herein, in no event shall the Canadian Borrower have any obligations under this Section 13.1 other than to the extent arising directly from or related directly to the Canadian Borrower or any other Obligations of the Canadian Borrower, and in no event shall the Canadian Borrower have any obligations under this Section 13.1 arising from or related to the U.S. Borrower or any Obligations of the U.S. Borrower. For the avoidance of doubt, nothing in this Section 13.1 shall establish joint and several or several obligations of the Borrowers.

Section 13.2. No Waiver, Cumulative Remedies. (a) No delay or failure on the part of the Administrative Agent, any L/C Issuer or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the L/C Issuers and the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Sections 9.2 and 9.3 hereof for the benefit of all the Lenders; provided, that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 13.16 hereof (subject to the terms of Section 13.7 hereof) or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally; and provided, further, that if at any time there is no Person acting as ~~Adminstrative~~Administrative Agent hereunder and under the other Loan Documents, then (a) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section and (b) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 13.7, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 13.3. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal, or payment of fees under Section 2.1(a) and 2.1(b) hereof, falling due on a day which is not a Business Day, interest on such principal amount, or percentages on such fees, as the case may be, shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest or fees, as applicable.

Section 13.4. [Reserved].

Section 13.5. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 13.6. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders and the L/C Issuers of amounts sufficient to protect the yield of the Lenders and the L/C Issuers with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.12, ~~10.3~~10.4, and 13.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

Section 13.7. Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lender (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that (i) if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest and (ii) the provisions of this Section 13.7 shall not be construed to apply to (x) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds from the existence of a Defaulting Lender or pursuant to Section 1.15) or (y) any payment obtained by a Lender as consideration for the assignment of a sale or participation in any of its Loans to any assignee or participant, other than to a Borrower or a Subsidiary thereof (as to which the provisions of this Section 13.7 shall apply). For purposes of this Section 13.7, amounts owed to or recovered by an L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by such L/C Issuer as a Lender hereunder.

Section 13.8. Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by email or telecopy) and shall be given to the relevant party at its physical address, email address or (other than notices to a Borrower) telecopier number set forth below, or such other physical address, email address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrowers given by courier, by United States or Canadian certified or registered mail, by telecopy or by email. Notices under the Loan Documents to any Lender or any L/C Issuer shall be addressed to its physical address, email or telecopier number set forth on its Administrative Questionnaire; notices under the Loan Documents to any Borrower shall be addressed to its respective physical address, email or telecopier number set forth below; and notices under the Loan Documents to the Administrative Agent shall be addressed to its physical address, email address or telecopy set forth below:

to the U.S. Borrower: One Strawberry Lane Orrville, Ohio 44667 Attention: Treasurer Telephone: (330) 684-3000 Email: treasury.team@jmsmucker.com to the Administrative Agent (For payments and requests for credit extensions):

Bank of America, N.A.

101 N. Tryon Street

Charlotte, NC 28255

Attention:        Monique Haley

Telephone:      (980) 388-1043

Telecopy:        (704) 719-8510

Email: monique.haley@baml.com

to the Canadian Borrower: One Strawberry Lane Orrville, Ohio 44667 Attention: Treasurer Telephone: (330) 684-3000 Email: treasury.team@jmsmucker.com to the Administrative Agent (For other notices):

Bank of America, N.A.

135 S LaSalle St

Mail Code: IL4-135-09-61

Chicago, IL 60603

Attention:        Angela Larkin

Telephone:      (312) 828-3882

Telecopy:        (877) 206-8409

Email: angela.larkin@baml.com

Each such notice, request or other communication shall be effective (i) if given by telecopier (other than notices to the Borrowers) or email, when such telecopy or email is transmitted to the telecopier number or email address specified in this Section 13.8 or in the relevant Administrative Questionnaire and, in the case of a telecopy, a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section 13.8 or in the relevant Administrative Questionnaire; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

EACH PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF A PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE

BORROWER MATERIALS OR A PLATFORM. In no event shall the Administrative Agent or any of its Related Persons (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through a Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent resulting from the gross negligence, bad faith or willful misconduct of any Agent Party or any of its Related Persons, as determined by a final non-appealable judgment of a court with competent jurisdiction.

The Administrative Agent, each L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Notice of Borrowings and Applications) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The U.S. Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Persons of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower, except to the extent such losses, costs, expenses and liabilities arise from any such Person’s (or any of its Related Persons’) gross negligence, bad faith or willful misconduct as determined by a final, non-appealable judgment of a court with competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 13.9. Counterparts. (a) This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

(b) Electronic Execution. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptance, amendments or other modifications, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 13.10. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns permitted hereby. Except to the extent provided in Section 8.10 hereof, the Borrowers may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Lenders and, with respect to any Letter of Credit or the Application therefor, the applicable L/C Issuer. No Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 13.12.

Section 13.11. Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Revolving Credit Commitments held by such Lender at any time and from time to time to one or more other Persons; provided that (a) no such participation shall relieve any Lender of any of its obligations under this Agreement, (b) no such participant shall have any rights under this Agreement except as provided in this Section 13.11, and (c) the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Lender shall retain the sole right and responsibility to enforce the obligations of each Borrower under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 1.12, Section ~~10.3~~10.4 and Section 13.1 hereof (subject to the obligations and limitations of such Sections (and the compliance of such participant therewith as if it were a Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.12 hereof) (it being understood that the documentation required under Section 13.1(e) hereof shall be delivered to the Lender who sells the participation). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Notwithstanding anything to the contrary in this Section 13.11, no such participation shall be made to any Borrower or any of their Affiliates or Subsidiaries, a natural person, or a Defaulting Lender or a Person that would be a Defaulting Lender if it were a Lender.

Section 13.12. Assignments. (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts. (A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and the Loans and participation interest in L/C Obligations at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in subsection (a)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans and participation interest in L/C Obligations outstanding thereunder) or, if the applicable Revolving Credit Commitment is not then in effect, the principal outstanding balance of the Loans and participation interest in L/C Obligations of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if the “Effective Date” is specified in the Assignment and Acceptance, as of such “Effective Date”) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default described in Section 9.1(a), 9.1(j) or 9.1(k) hereof has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed);

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan, participation interest in L/C Obligations and Swing Loans or the Revolving Credit Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 13.12(a)(i)(B) and, in addition:

(A) the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default described in Section 9.1(a), 9.1(j) or 9.1(k) hereof has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate (engaged in the business of making commercial loans) of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Revolving Credit if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; or

(C) the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Swing Loans (whether or not then outstanding);

(iv) Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless waived by the Administrative Agent), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrower or Affiliates. No such assignment shall be made to any Borrower or any of their Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) No Prohibited Transaction. No such assignment shall be made if such assignment would result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

(viii) No Assignment to Defaulting Lenders. Notwithstanding anything to the contrary in this Section 13.12, no such assignment shall be made to a Defaulting Lender or a Person that would be a Defaulting Lender if it were a Lender.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 13.12(b) hereof, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 13.6 and 13.15 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.12 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.11 hereof.

(b) Register. The Administrative Agent, acting solely for this purpose as an agent of each Borrower, shall maintain at one of its offices in New York City, New York, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts of the Loans owing by each Borrower to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c) Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section 13.12 shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided, further, that the right of any such pledgee or grantee (other than any Federal Reserve Bank or another similarly situated institution) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

(d) Notwithstanding anything to the contrary herein, if at any time the Swing Line Lender assigns all of its Revolving Credit Commitments and Revolving Loans pursuant to subsection (a) above, the Swing Line Lender may terminate its commitments under the Swing Line. In the event of such termination of a Lender’s commitments under the Swing Line, the Borrowers shall be entitled to appoint another Lender to act as the successor Swing Line Lender hereunder (with such Lender’s consent); provided, however, that the failure of the Borrowers to appoint a successor shall not affect the resignation of the Swing Line Lender. If the Swing Line Lender terminates its commitments under the Swing Line, the Swing Line Lender shall retain all of the rights of the Swing Line Lender provided hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such termination, including the right to require Lenders to make Revolving Loans or fund participations in outstanding Swing Loans pursuant to Section 1.7 hereof.

(e) Notwithstanding anything to the contrary herein, if at any time an L/C Issuer assigns all of its Revolving Credit Commitments and Revolving Loans pursuant to subsection (a) above, the L/C Issuer may, upon 30 days’ notice to the Borrowers, resign as L/C Issuer. In the event of any such resignation of an L/C Issuer, the Borrowers shall be entitled to appoint another Lender to act as the successor L/C Issuer hereunder (with such Lender’s consent); provided, however, that the failure of the Borrowers to appoint a successor shall not affect the resignation of the L/C Issuer. If the L/C Issuer resigns in such capacity, it shall retain all of the rights, powers, privileges and duties of an L/C Issuer provided hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make U.S. Base Rate Loans or fund risk participations in Reimbursement Obligations pursuant to Section 1.3 hereof).

Section 13.13. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing (with an executed copy thereof promptly delivered to the Administrative Agent if it is not otherwise a party thereto) and is signed by (a) the Borrowers, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent, the L/C Issuers, or the Swing Line Lender are affected thereby, the Administrative Agent, the L/C Issuers, or the Swing Line Lender, as applicable; provided that:

(i) no amendment or waiver pursuant to this Section 13.13 shall (A) increase any Revolving Credit Commitment, or extend the Revolving Credit Termination Date, of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder;

(ii) no amendment or waiver pursuant to this Section 13.13 shall, unless signed by each Lender, change the definition of Required Lenders, change the provisions of this Section 13.13, change any provision hereof in a manner that would alter the pro rata sharing of payments or reduction of the Revolving Credit Commitments, release the U.S. Borrower as a guarantor of the Canadian Borrower’s Obligations, or affect the number of Lenders required to take any action hereunder or under any other Loan Document; and

(iii) the BAML Fee Letter may be amended or its provisions waived with only the consent of the U.S. Borrower and Bank of America;

Section 13.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 13.15. Costs and Expenses; Indemnification. (a) Each Borrower agrees to pay all reasonable and documented out-of-pocket fees and expenses of the Administrative Agent and of each Lead Arranger in connection with the preparation, due diligence, negotiation, syndication, and administration of the Loan Documents (including, but not limited to the reasonable and documented fees, disbursements and other charges counsel, which shall be limited to one counsel to the Lead Arrangers and the Administrative Agent, and of any special and local (but limited to one in any relevant jurisdiction) counsel to the Lenders required to be retained by the Lead Arrangers and in the case of an actual or perceived conflict of interest, one additional counsel for all similarly situated Persons, taken as a whole in each appropriate jurisdiction), whether or not the transactions contemplated herein are consummated. Each Borrower agrees to pay to the Administrative Agent, each L/C Issuer and each Lender, all out-of-pocket costs and expenses reasonably incurred or paid by the Administrative Agent, such Lead Arranger, L/C Issuer, such Lender, or any such holder, including reasonable and documented attorneys’ fees and disbursements and court costs, in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies Creditors Arrangement Act (Canada) involving any Borrower as a debtor thereunder) or in connection with any work-out or restructuring in respect of the Obligations hereunder. Notwithstanding anything to the contrary set forth herein, in no event shall the Canadian Borrower have any obligations under this Section 13.15(a) other than to the extent arising directly from or related directly to the Canadian Borrower or any other Obligations of the Canadian Borrower, and in no event shall the Canadian Borrower have any obligations under this Section 13.15(a) arising from or related to the U.S. Borrower or any Obligations of the U.S. Borrower. For the avoidance of doubt, nothing in this Section 13.15(a) shall establish joint and several or several obligations of the Borrowers.

(b) Each Borrower further agrees to indemnify the Administrative Agent, each Lead Arranger and L/C Issuer, each Lender, and, and each of their Affiliates and successors and assigns and their respective directors, officers, employees, agents, financial advisors, controlling Persons, consultants and other representatives (each such Person being called an “Indemnitee”) from and against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable and documented out-of-pocket fees and disbursements of counsel (which charges shall be limited charges of one counsel to all Indemnitees, taken together, and of any special and local (but limited to one in any relevant jurisdiction) counsel to the such Indemnitees required to be retained and in the case of an actual or perceived conflict of interest among Indemnitees, one additional counsel for all similarly situated Persons, taken as a whole in each appropriate jurisdiction) and all reasonable and documented out-of-pocket expenses of litigation or preparation therefor, whether or not the Indemnitee is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit or any actual or alleged presence or Release of Hazardous Materials on or from any Property owned or operated by any Borrower or any Subsidiary or any liability under any Environmental Law, except, in each case, (i) to the extent such losses, claims, damages, penalties, judgments, liabilities and expenses resulted from such Indemnitee’s or any of its Related Persons’ gross negligence, bad faith or willful misconduct as determined by a final, non-appealable judgment of a court with competent jurisdiction, (ii) to the extent resulting from any claim, litigation, investigation or proceeding that does not involve the act or omission of a Borrower or any of its Affiliates and that is brought by an Indemnitee solely against another Indemnitee, other than claims against the Lead Arrangers or Administrative Agent in its capacity in fulfilling its role as such or (iii) to the extent arising from a material breach by such Indemnitee or any of its Related Persons of its obligations under this Agreement as found by a final, non-appealable judgment of a court with competent jurisdiction; provided, that in no event shall the Canadian Borrower have any obligation under this clause (b) other than to the extent arising directly from or related directly to the Canadian Borrower or any other Obligations of the Canadian Borrower, and in no event shall the Canadian Borrower have any obligations under this clause (b) arising from or related to the U.S. Borrower or any Obligations of the U.S. Borrower. For the avoidance of doubt, nothing in this clause (b) shall establish joint and several or several obligations of the Borrowers.

(c) To the extent permitted by applicable law, no Borrower shall, nor shall any Indemnitee or any Indemnitee’s Related Persons, assert, and each such Person hereby waives, any claim against any other such Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that this clause (c) shall not limit the indemnity obligations of any Borrower hereunder. The obligations of each Borrower under this Section 13.15 shall survive the termination of this Agreement.

Section 13.16. Set-off. In addition to any rights now or hereafter granted under the Loan Documents or applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender, each L/C Issuer, each subsequent holder of any Obligation, and each of their respective affiliates, is hereby authorized by each Borrower at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated, but not including trust accounts) and any other indebtedness at any time held or owing by such Lender, L/C Issuer, subsequent holder, or affiliate, to or for the credit or the account of such Borrower, whether or not matured, against and on account of the Obligations of such Borrower to such Lender, L/C Issuer, or subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) such Lender, L/C Issuer, or subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

Section 13.17. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

Section 13.18. Governing Law. This Agreement and the other Loan Documents (except as otherwise specified therein), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of New York~~.~~; provided that the laws of the State of Delaware shall govern in determining (a) the interpretation of “Jefferson Material Adverse Effect” and whether a Jefferson Material Adverse Effect has occurred, (b) the accuracy of any Jefferson Acquisition Agreement Representation and whether as a result of a breach thereof, the U.S. Borrower or any Subsidiary has the right to terminate the U.S. Borrower’s or any of its Subsidiaries’ obligations under the Jefferson Acquisition Agreement, or to decline to consummate the Jefferson Acquisition pursuant to the Jefferson Acquisition Agreement and (c) whether the Jefferson Acquisition has been consummated in accordance with the Jefferson Acquisition Agreement.

Section 13.19. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, it being understood that the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with legal, valid and enforceable provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

Section 13.20. Excess Interest. (a) Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section 13.20 shall govern and control, (b) no Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the relevant Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) no Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of any Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on such Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.

(b) Canadian Interest. If any provision of this Agreement or any other Loan Document would obligate the Canadian Borrower to make any payment of interest or other amount payable to (including for the account of) any Lender in an amount, or calculated at a rate, that would be prohibited by law or would result in a receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rate of interest required to be paid to such Lender under Section 1.4; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender that would constitute interest for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Lender shall have received an amount in excess of the maximum amount permitted by that section of the Criminal Code (Canada), then the Canadian Borrower shall be entitled, by notice in writing to such Lender, to obtain reimbursement from such Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by such Lender to the Canadian Borrower. Any amount or rate of interest referred to in this Agreement with respect to the Revolving Credit Commitments to make Loans to and issue Letters of Credit for the account of the Canadian Borrower shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the Revolving Credit Commitments to make Loans to and issue Letters of Credit for the account of the Canadian Borrower remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period during which such Revolving Credit Commitments are available and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

Section 13.21. Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as any Borrower has one or more Subsidiaries.

Section 13.22. Lender’s and L/C Issuer’s Obligations Several. The obligations of the Lenders and the L/C Issuers hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders or the L/C Issuers pursuant hereto shall be deemed to constitute the Lenders and the L/C Issuers a partnership, association, joint venture or other entity.

Section 13.23. Currency. Each reference in this Agreement to U.S. Dollars, to Euros or to Canadian Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of each Borrower in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased is less than the sum originally due to such Person in the relevant currency, the relevant Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in the specified currency plus (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Person under Section 13.7 hereof, such Person agrees to remit such excess to the relevant Borrower. Unless otherwise specified herein, all references to a currency shall be deemed to refer to U.S. Dollars.

Section 13.24. Submission to Jurisdiction; Waiver of Jury Trial. The parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City in respect of any suit, action or proceeding arising out of or relating to this Agreement, the other Loan Documents or any other action, proceeding or counterclaim between a Borrower and an Indemnitee arising out of or relating to, the transactions contemplated hereby or thereby. The parties hereto irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto agree that service of any process, summons, notice or document by registered mail addressed to the applicable party shall be effective service of process against such party for any suit, action or proceeding relating to any such dispute. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction any party hereto is or may be subject by suit upon judgment. THE BORROWERS, THE ADMINISTRATIVE AGENT, THE L/C ISSUERS AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 13.25. USA Patriot Act; Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada). (a) Each Lender and each L/C Issuer that is subject to the requirements of the USA Patriot Act hereby notifies each Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies such Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or such L/C Issuer to identify each Borrower in accordance with the USA Patriot Act.

(b) The Canadian Borrower acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Administrative Agent, the L/C Issuers and the Lenders may be required to obtain, verify and record information regarding the Canadian Borrower and its directors, authorized signing officers, direct or indirect shareholders, partners or other Persons in control of the Canadian Borrower and the transactions contemplated hereby. The Canadian Borrower shall promptly provide all such information, including any supporting documentation and other evidence, as may be requested by the Administrative Agent or any Lender, or any prospective assignee or participant of a Lender or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

If the Administrative Agent has ascertained the identity of the Canadian Borrower, or any authorized signatories of the Canadian Borrower, for the purposes of applicable AML Legislation, then the Administrative Agent shall:

(i) be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of applicable AML Legislation; and

(ii) provide each Lender with copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Canadian Borrower, or any authorized signatories of the Canadian Borrower, on behalf of any Lender or to confirm the completeness or accuracy of any information that the Administrative Agent obtains from the Canadian Borrower, or any such authorized signatory, in doing so.

Section 13.26. Confidentiality. The Administrative Agent, each Lender, and each L/C Issuer severally agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors to the extent any such Person has a need to know such Information (it being understood that the Persons to whom such disclosure is made will first be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having jurisdiction over the Administrative Agent, L/C Issuer or Lender subject to such disclosure, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Administrative Agent, L/C Issuer or Lender subject to such disclosure agrees to inform you promptly thereof prior to such disclosure to the extent not prohibited by law, rule or regulation), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 13.26, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower or any Subsidiary and its obligations, (g) with the prior written consent of the Borrowers, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 13.26 or (ii) becomes available to the Administrative Agent, any Lender or any L/C Issuer on a non-confidential basis from a source other than any Borrower or any Subsidiary or any of their directors, officers, employees or agents, including accountants, legal counsel and other advisors, or (iii) is independently developed by the Administrative Agent or any Lender, (i) to rating agencies if requested or required by such agencies in connection with a rating relating to the Loans or Revolving Credit Commitments hereunder, (j) for purposes of establishing a “due diligence” defense or (k) to entities which compile and publish information about the syndicated loan market, provided that only basic information about the pricing and structure of the transaction evidenced hereby may be disclosed pursuant to this subsection (j). For purposes of this Section 13.26, “Information” means all information received from any Borrower or any of the Subsidiaries or from any other Person on behalf of any Borrower or any Subsidiary relating to any Borrower or any Subsidiary or any of their respective businesses or the Jefferson Acquired Business or any of its Subsidiaries. The respective obligations of the Administrative Agent and the Lenders under this Section 13.26 shall survive, to the extent applicable to such Person, for a period of two years after the earliest of (x) the payment in full of the Obligations and the termination of this Agreement, (y) any assignment of its rights and obligations under this Agreement and (z) in the case of the Administrative Agent, its resignation or removal.

Section 13.27. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary herein or in any other Loan Document, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement or any other Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder or under any other Loan Document which may be payable to it by any party hereto or thereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 13.28. No Fiduciary Duty. Each Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, such Borrower and its respective Affiliates, on the one hand, and the Administrative Agent, the Lenders, the L/C Issuers and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the L/C Issuers or their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications.

[SIGNATURE PAGES TO FOLLOW]

EXHIBIT B

FORM OF

SOLVENCY CERTIFICATE

[             ], 2018

This Solvency Certificate is delivered pursuant to Section [ ] of the Revolving Credit Agreement dated as of September 1, 2017, among The J. M. Smucker Company, an Ohio corporation (together with any successor thereto, the “U.S. Borrower”), Smucker Foods of Canada Corp., a federally incorporated Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, each a “Borrower” and together, the “Borrowers”), Bank of America, N.A. (“Bank of America”), as Administrative Agent and the several financial institutions from time to time party to the Credit Agreement, as Lenders (as amended, modified, amended and restated or supplemented prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby certifies, solely in his capacity as an officer of the U.S. Borrower and not in his individual capacity, as follows:

1. I am the Chief Financial Officer of the U.S. Borrower. I am familiar with the Jefferson Transactions, and have reviewed the Credit Agreement, financial statements referred to in Section [ ] of the Credit Agreement and such documents and made such investigation as I have deemed relevant for the purposes of this Solvency Certificate.

2. As of the date hereof, immediately after giving effect to the consummation of the Jefferson Transactions, on and as of such date (i) the fair value of the assets of the U.S. Borrower and its subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the U.S. Borrower and its subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the U.S. Borrower and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the U.S. Borrower and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the U.S. Borrower and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the U.S. Borrower and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Jefferson Acquisition Closing Date.

3. As of the date hereof, immediately after giving effect to the consummation of the Jefferson Transactions, the U.S. Borrower does not intend to, and the U.S. Borrower does not believe that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its debts or the debts of any such subsidiary.

This Solvency Certificate is being delivered by the undersigned officer only in his capacity as Chief Financial Officer of the U.S. Borrower and not individually and the undersigned shall have no personal liability to the Administrative Agent or the Lenders with respect thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

[ ]
By:

Name: Title: Chief Financial Officer